Filed Pursuant to Rule 424(b)(2)
File No. 333-261622

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 13, 2021)

THE PNC FINANCIAL SERVICES GROUP, INC.

1,000,000 Depositary Shares Each Representing a 1/100th Interest in a Share of

6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series U

We are offering 1,000,000 depositary shares each representing a 1/100th ownership interest in a share of 6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series U, $1.00 par value, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share) (the “Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

For a discussion of certain risks that you should consider in connection with an investment in the depositary shares, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the additional risk factors contained in this prospectus supplement beginning on page S-14.

We will pay dividends on the Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of the board, out of funds legally available for such payments under Pennsylvania law, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2022. Dividends will accrue for each quarterly dividend period (i) from the original issue date to, but excluding, May 15, 2027, at a fixed rate per annum of 6.000% and (ii) from and including May 15, 2027, during each reset period (as defined herein), at a rate per annum equal to the five-year U.S. Treasury rate (as defined herein) as of the most recent reset dividend determination date (as defined herein), plus 3.000%.

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock, any other series of our preferred stock, or our common stock for any future dividend period. Upon payment of any dividends on the Preferred Stock, holders of depositary shares will receive a proportionate payment. Dividends on the Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause PNC to fail to comply with the laws and regulations applicable thereto, including applicable regulatory capital rules.

We may redeem the Preferred Stock at our option (i) in whole or in part, from time to time, on any dividend payment date on or after May 15, 2027 at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of undeclared dividends, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein) at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends and an amount equal to the partial dividend that would have accrued from the prior scheduled dividend payment date to the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

The Preferred Stock will not have any voting rights, except as set forth under “Description of Preferred Stock—Voting Rights” on page S-25.

Neither the Preferred Stock nor the depositary shares are deposits or other obligations of a bank or are insured by the U.S. Federal Deposit Insurance Corporation or any other insurer or government agency.

The Preferred Stock will not be listed on any securities exchange.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the depositary shares or Preferred Stock or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public Offering Price(1)	$1,000	$1,000,000,000
Underwriting Discount	$10	$10,000,000
Proceeds (before expenses)	$990	$990,000,000

(1)	Plus accrued dividends, if any, from the date of original issuance, which is expected to be April 26, 2022.

The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about April 26, 2022.

Because our affiliate, PNC Capital Markets LLC, is participating in the offer and sale of the depositary shares, the offering is being conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121. See “Underwriting (Conflicts of Interest)” on page S-38.

Joint Book-Running Managers

Citigroup	BofA Securities	J.P. Morgan	PNC Capital Markets LLC

Co-Managers

Ramirez & Co., Inc.	Siebert Williams Shank

April 21, 2022

S-i

About This Prospectus Supplement

We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “PNC,” “we,” “us,” “our” or similar references mean The PNC Financial Services Group, Inc. and its successors.

References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

We have not, and the underwriters have not, authorized anyone to provide any information other than the information contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are offering to sell the depositary shares and the Preferred Stock only in places where sales are permitted. We are not, and the underwriters are not, making an offer to sell the depositary shares or the Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference herein or in the accompanying prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the depositary shares or the Preferred Stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Cautionary Statement Regarding Forward-Looking Information

We make statements in this prospectus supplement and the accompanying prospectus, and we may from time to time make other statements, regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting us and our future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions.

Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake any obligation to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements.

Our forward-looking statements are subject to the following principal risks and uncertainties.

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including:

•	Changes in interest rates and valuations in debt, equity and other financial markets,

•	Disruptions in the U.S. and global financial markets,

•	Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply, market interest rates and inflation,

•	Changes in customer behavior due to changing business and economic conditions or legislative or regulatory initiatives,

•	Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness,

•	Impacts of tariffs and other trade policies of the U.S. and its global trading partners,

•	The length and extent of the economic impacts of the COVID-19 pandemic,

•	Impacts of changes in federal, state and local governmental policy, including on the regulatory landscape, capital markets, taxes, infrastructure spending and social programs, and

•	Commodity price volatility.

•

Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting and do not take into account potential legal and regulatory contingencies. These statements are based on our views that:

•

The U.S. economy continues to recover from the pandemic-caused recession in the first half of 2020. Growth is likely to remain above the economy’s long-run average throughout this year. Consumer spending growth will remain solid in 2022 due to good underlying fundamentals.

•	Supply-chain difficulties will gradually ease over the course of 2022. Labor shortages will remain a constraint this year, although strong wage growth will support consumer spending.

•

Inflation accelerated in the second half of 2021 to its fastest pace in decades due to strong demand but limited supplies coming out of the pandemic for some goods and services. Higher energy prices are adding to inflationary pressures in the first half of 2022. Inflation will slow in the second half of 2022 as pandemic-related supply and demand imbalances recede and energy prices stabilize. However, inflation will also broaden throughout the economy due to wage growth. Inflation will end 2022 above the Federal Reserve’s long-run objective of 2%.

•

PNC expects the Federal Open Market Committee (“FOMC”) to raise the federal funds rate by 0.50% in May, 0.25% in June, 0.50% in July, 0.25% in September and 0.25% in December to reach a range of 2.00% to 2.25% by the end of the year. The FOMC will then further increase the federal funds rate in 2023. Also, the Federal Reserve will start to reduce its balance sheet in the next few months.

•

Uncertainty about the outlook has increased with the Russian invasion of Ukraine. It has created upside risk to inflation this year, which could lead the FOMC to tighten more aggressively than currently anticipated. In addition, risks to growth are to the downside. The likelihood of a recession in late 2022 or 2023 has increased.

•

PNC’s ability to take certain capital actions, including returning capital to shareholders, is subject to PNC meeting or exceeding a stress capital buffer established by the Federal Reserve Board in connection with the Federal Reserve Board’s Comprehensive Capital Analysis and Review (“CCAR”) process.

•

PNC’s regulatory capital ratios in the future will depend on, among other things, the company’s financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of PNC’s balance sheet. In addition, PNC’s ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory review of related models.

•

Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•

Changes to laws and regulations, including changes affecting oversight of the financial services industry, consumer protection, bank capital and liquidity standards, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.

•

Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.

•	Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.

•	Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.

•

We grow our business in part through acquisitions and new strategic initiatives. Risks and uncertainties include those presented by the nature of the business acquired and strategic initiative, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing. Many of these risks and uncertainties are present in our acquisition and integration of BBVA USA Bancshares, Inc., including its U.S. banking subsidiary, BBVA USA.

•

Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, system failures, security breaches, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding these as well as other factors in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and available as described under “—Incorporation of Certain Documents by Reference,” including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in that report, and in our other subsequent filings with the SEC. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this prospectus supplement and the accompanying prospectus or in our other filings with the SEC.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate information in this document by reference to other documents filed separately with the SEC. This means that PNC can disclose important information to you by referring you to those other documents. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document. You may read this information at the SEC’s website, www.sec.gov. The reports and other information filed by PNC with the SEC are also available at our website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this prospectus supplement or the accompanying prospectus.

This document incorporates by reference the documents listed below that we previously filed with the SEC. They contain important information about PNC and its financial condition.

Filing	Period or date filed
Annual Report on Form 10-K	Year ended December 31, 2021

Current Reports on Form 8-K	Filed with the SEC on June 1, 2021 (as amended on August 5, 2021), December 13, 2021, January 7, 2022 and February 11, 2022

PNC also incorporates by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this document and the date of the termination of the offer being made pursuant to this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Notwithstanding the foregoing, PNC is not incorporating any document or information that it furnished rather than filed with the SEC.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. You may request a copy of these filings at the address and telephone number set forth below.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about PNC. The agreements may contain representations and warranties by PNC or other parties, which should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit into this prospectus supplement or the accompanying prospectus. You can obtain documents incorporated by reference in this prospectus supplement or the accompanying prospectus by requesting them in writing or by telephone at the following address:

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

Attention: Shareholder Services

Telephone: (800) 982-7652

www.computershare.com/contactus

Summary

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated herein and therein by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the depositary shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

About The PNC Financial Services Group, Inc.

Headquartered in Pittsburgh, Pennsylvania, PNC is one of the largest diversified financial services companies in the U.S. We have businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of our products and services nationally. Our retail branch network is located coast-to-coast. We also have strategic international offices in four countries outside the U.S. At December 31, 2021, our consolidated total assets, total deposits and total shareholders’ equity were $557.2 billion, $457.3 billion and $55.7 billion, respectively.

PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, we have diversified our geographical presence, business mix and product capabilities through organic growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.

PNC common stock is listed on the New York Stock Exchange under the symbol “PNC.”

PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities businesses can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit or other agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt or pay dividends on its preferred stock. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks, even when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

PNC’s principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2401, and its telephone number is (888) 762-2265.

Recent Developments

First Quarter 2022 Results

On April 14, 2022, PNC reported its unaudited preliminary financial results for the first quarter of 2022. PNC reported net income of $1.4 billion for the first quarter of 2022, compared with net income of $1.3 billion for the fourth quarter of 2021 and $1.8 billion for the first quarter of 2021.

The following tables present highlights of PNC’s unaudited preliminary consolidated financial results.

FINANCIAL RESULTS

	Three months ended
Dollars in millions	March 31 2022	December 31 2021	March 31 2021
Revenue
Net interest income	$2,804	$2,862	$2,348
Noninterest income	1,888	2,265	1,872

Total revenue	4,692	5,127	4,220
Provision for (recapture of) credit losses	(208)	(327)	(551)
Noninterest expense	3,172	3,791	2,574

Income before income taxes and noncontrolling interests	$1,728	$1,663	$2,197
Income taxes	299	357	371

Net income	$1,429	$1,306	$1,826
Less:
Net income attributable to noncontrolling interests	21	13	10
Preferred stock dividends (a)	45	71	57
Preferred stock discount accretion and redemptions	2	2	1

Net income attributable to common shareholders	$1,361	$1,220	$1,758

(a)	Dividends are payable quarterly other than Series R and Series S preferred stock, which are payable semiannually.

BALANCE	SHEET DATA

Dollars in millions, except per share data	March 31 2022	December 31 2021	March 31 2021
Assets	$541,246	$557,191	$474,414
Loans (a)	$294,457	$288,372	$237,013
Allowance for loan and lease losses	$4,558	$4,868	$4,714
Interest-earning deposits with banks	$48,776	$74,250	$86,161
Investment securities	$132,411	$132,962	$98,255
Total deposits	$450,197	$457,278	$375,067
Borrowed funds (a)	$26,571	$30,784	$33,030
Total shareholders’ equity	$49,181	$55,695	$53,849
Common shareholders’ equity	$44,170	$50,685	$50,331
Accumulated other comprehensive income (loss)	$(5,731)	$409	$1,290
Book value per common share	$106.47	$120.61	$118.47
Period end common shares outstanding (in millions)	415	420	425
Loans to deposits	65%	63%	63%

(a)

Amounts include assets and liabilities for which we have elected the fair value option. Our 2021 Form 10-K included, and our first quarter 2022 Form 10-Q will include, additional information regarding these Consolidated Balance Sheet line items.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, PNC’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to such preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The foregoing is only a summary and is not intended to be a comprehensive statement of PNC’s unaudited preliminary financial results. Interim financial statements as of and for the period ended March 31, 2022 will be included in our first quarter 2022 Form 10-Q.

The Offering

The following description contains basic information about the depositary shares, the Preferred Stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the depositary shares and the Preferred Stock, you should read “Description of Preferred Stock” and “Description of Depositary Shares” in this prospectus supplement, as well as “Description of Preferred Stock” and “Description of Depositary Shares” in the accompanying prospectus. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Issuer	The PNC Financial Services Group, Inc.

Securities Offered	1,000,000 depositary shares each representing a 1/100th ownership interest in a share of 6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series U, $1.00 par value, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share) of PNC. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We reserve the right to re-open this series of Preferred Stock and issue additional shares of the Preferred Stock and depositary shares representing the Preferred Stock either through public or private sales at any time and from time to time. The additional shares of Preferred Stock, and the depositary shares representing such Preferred Stock, would form a single series with the shares of Preferred Stock and the depositary shares offered by this prospectus supplement.

Dividends	We will pay dividends on the Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of the board of directors, quarterly in arrears on each dividend payment date for each quarterly dividend period. Dividends will accrue on the liquidation amount of $100,000: (i) from the original issue date to, but excluding, May 15, 2027, at a fixed rate per annum of 6.000% (equivalent to $60 per depositary share per annum) and (ii) from and including May 15, 2027, during each reset period (as defined herein), at a rate per annum equal to the five-year U.S. Treasury rate (as defined herein) as of the most recent reset dividend determination date (as defined herein), plus 3.000% (each, a “dividend rate”).

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock, any other series of our preferred stock, or our common stock for any future dividend period.

Notwithstanding any other provision hereof, dividends on the Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause PNC to fail to comply with the laws and regulations applicable thereto, including applicable regulatory capital rules.

During any dividend period while the Preferred Stock is outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

◾	a dividend payable solely in junior stock, or

◾	any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•

no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

◾	as a result of a reclassification of junior stock for or into other junior stock;

◾	the exchange or conversion of one share of junior stock for or into another share of junior stock;

◾	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

◾

purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

◾

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or

◾	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•

no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, except by conversion into or exchange for junior stock.

When dividends are not paid in full upon the shares of Preferred Stock and any parity stock, all dividends declared upon shares of Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

Dividend Payment Dates	Dividends on the Preferred Stock will be payable, when, as, and if declared by our board of directors or a duly authorized committee of our board, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2022 (each a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

Redemption	The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock at our option (i) in whole or in part, from time to time, on any dividend payment date on or after May 15, 2027 at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein) at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends and an amount equal to the partial dividend that would have accrued from the prior scheduled dividend payment date to the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock. Redemption of the Preferred Stock is subject to compliance with applicable regulatory capital rules, including any applicable approvals.

Liquidation Rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. Distributions will be made only to the extent of PNC’s assets that are available after satisfaction of all liabilities to creditors and depositors and subject to the rights of holders of any securities ranking senior to the Preferred Stock, and pro rata as to the Preferred Stock and any other shares of our stock ranking equally as to such distribution.

Voting Rights	None, except with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Preferred Stock and in the case of certain dividend non-payments. See “Description of Preferred Stock—Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares—Voting the Preferred Stock” below.

Ranking	With respect to the payment of dividends and distributions upon liquidation, dissolution or winding up, shares of the Preferred Stock will rank senior to our common stock, equally with our $1.80 Cumulative Convertible Preferred Stock, Series B (“Series B Preferred Stock”), Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O (“Series O Preferred Stock”), Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P (“Series P Preferred Stock”), Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series R (“Series R Preferred Stock”), Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series S (“Series S Preferred Stock”), and 3.400% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series T (“Series T Preferred Stock”) and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock). See “Description of Preferred Stock—Other Preferred Stock.” We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims. In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd Frank Act.

No Maturity	The Preferred Stock does not have any maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock will remain outstanding indefinitely unless and until we decide to redeem it in compliance with applicable regulatory capital rules, including any applicable approvals.

Preemptive and Conversion Rights	None.

Tax Consequences	For a discussion of certain tax consequences relating to the Preferred Stock and the depositary shares, see “Certain U.S. Federal Income Tax Considerations” below.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $989,750,000 based on the public offering price of $1,000, after deducting the underwriting discount and expenses. We expect to use the net proceeds from the sale of our depositary shares for general corporate purposes, which may include the partial or full redemption of outstanding shares of the Series P Preferred Stock, advances to our subsidiaries to finance their activities, repayment of outstanding indebtedness, and repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries, including PNC common stock and other series of PNC preferred stock. Pending our use of the net proceeds from this offering as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

This prospectus supplement does not constitute a notice of redemption with respect to the Series P Preferred Stock or an obligation to issue a notice of redemption. Any such notice, if given, will only be given in accordance with the provisions of the Series P Preferred Stock.

Risk Factors	Please refer to “Risk Factors” below and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Depositary, Transfer Agent & Registrar	Computershare Trust Company, N.A.

Calculation Agent	PNC Bank, National Association.

Conflicts of Interest	Our affiliate, PNC Capital Markets LLC, is a member of FINRA and is participating in the distribution of the depositary shares. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with FINRA Rule 5121, PNC Capital Markets LLC may not make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including PNC Capital Markets LLC and other affiliates, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Risk Factors

Your investment in the depositary shares involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any of the depositary shares, you should carefully consider the following risk factors, which are specific to the depositary shares being offered, as well as the risks and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such discussion may be amended or updated in other reports filed by us with the SEC.

Risks Related to an Investment in the Depositary Shares and the Preferred Stock

You are making an investment decision about both the depositary shares and the Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Preferred Stock. The depositary will rely solely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Factors that might influence the market prices of the depositary shares include:

•	whether we declare or fail to declare dividends on the Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	interest rates;

•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their purchase price.

We cannot assure you that a liquid trading market for the depositary shares will develop.

The depositary shares are a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell your depositary shares will be favorable.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Preferred Stock and depositary shares, based on their overall view of our industry. A future downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, in the ratings assigned to the depositary shares, the Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness, could cause the trading price of the depositary shares to decline significantly.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness.

The shares of Preferred Stock are equity interests in PNC and do not constitute indebtedness. This means that the depositary shares, which represent proportional fractional interests in the shares of Preferred Stock, will rank junior to all indebtedness and other non-equity interests with respect to assets available to satisfy claims against PNC, including in a liquidation of PNC. Our existing and future indebtedness may restrict payment of dividends on the Preferred Stock. In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd Frank Act. As of December 31, 2021, PNC had $10.2 billion of outstanding senior unsecured indebtedness.

Additionally, unlike indebtedness where principal and interest customarily are payable on specified due dates, in the case of the Preferred Stock (i) dividends are payable only if declared by our board of directors or a duly authorized committee of the board, (ii) dividends do not cumulate if they are not declared and (iii) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds. Further, the Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to under “Description of Preferred Stock—Voting Rights” below.

Risks Related to the Payment of Dividends on and the Redemptions of the Preferred Stock

Our ability to pay dividends on the Preferred Stock may be limited by the results of operations of our subsidiaries and federal regulatory considerations.

We are a regulated bank holding company and conduct substantially all of our operations through our banking subsidiary and other subsidiaries. As a result, our ability to make dividend payments on the Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal and regulatory limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries. The principal source of parent company liquidity is the dividends it receives from PNC Bank and BBVA USA (until its merger into PNC Bank on October 8, 2021), which may be impacted by the following:

•	bank-level capital needs,

•	laws and regulations,

•	corporate policies,

•	contractual restrictions, and

•	other factors.

The amount available for dividend payments by PNC Bank to the parent company without prior regulatory approval was approximately $2.4 billion at December 31, 2021. Due to the net earnings restrictions on dividend distributions under Alabama law, BBVA USA was not permitted to pay dividends any time between the BBVA acquisition on June 1, 2021 and the bank merger on October 8, 2021 without regulatory approval.

Additionally, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the Preferred Stock will be effectively subordinated to all existing and future liabilities of our subsidiaries. Further, the Preferred Stock places no restrictions on the ability of our subsidiaries to incur additional indebtedness.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks, even when doing so is not otherwise in the interests of PNC or its shareholders or creditors. Further, in providing guidance to the large bank holding companies participating in CCAR, the Federal Reserve has expected capital plans to reflect conservative dividend payout ratios.

Our ability to make dividend payments may also be restricted by federal regulations applicable to us as a bank holding company. Requirements to maintain specified levels of capital and liquidity, and regulatory expectations as to the quality of our capital and liquidity, impact PNC’s ability to pay dividends. PNC’s ability to pay or increase dividends or otherwise return capital to shareholders is subject to PNC’s meeting or exceeding a stress capital buffer (“SCB”) established by the Federal Reserve, which is determined at least annually through the Federal Reserve’s CCAR process. In 2020, the Federal Reserve introduced a CET1 SCB for bank holding companies subject to the Federal Reserve’s CCAR process, such as PNC. The SCB is calculated based on the difference between a bank holding company’s starting and minimum CET1 ratio (as projected by the Federal Reserve) in the Supervisory Severely Adverse scenario during the CCAR process, plus four quarters of the bank holding company’s planned common stock dividends (expressed as a percentage of risk-weighted assets), subject to a floor of 2.5%. Based on PNC’s performance under the Federal Reserve’s supervisory stress tests as part of CCAR, PNC’s SCB through the third quarter of 2022 is set at 2.5%. Further, the Federal Reserve’s rules set forth the criteria for qualifying additional Tier 1 capital instruments, such as the Preferred Stock, including the requirement that any dividends on such instruments be paid out of the banking organization’s net income, retained earnings and surplus, if any, related to additional Tier 1 capital instruments.

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock are discretionary and will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock, any other series of our preferred stock or our common stock for any future dividend period.

Investors should not expect PNC to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. This means that the Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares offered by this prospectus supplement. The Preferred Stock may be redeemed by us at our option (i) in whole or in part, from time to time, on any dividend payment date on or after May 15, 2027 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event. Redemption of the Preferred Stock is subject to compliance with applicable regulatory capital rules, including any applicable approvals.

We may be able to redeem the Preferred Stock before May 15, 2027.

In addition to our ability to redeem the Preferred Stock on any dividend payment date on or after May 15, 2027, we may redeem the Preferred Stock at any time after it is issued upon the occurrence of certain events involving the treatment of the Preferred Stock as additional Tier 1 capital if we determine in good faith that a Regulatory

Capital Treatment Event has occurred. This redemption would be subject to compliance with applicable regulatory capital rules, including any applicable approvals. See “Description of Preferred Stock—Redemption—Redemption Following a Regulatory Capital Treatment Event.”

The Preferred Stock may be redeemed by us, and you may not be able to reinvest the redemption price you receive in a similar security.

If we redeem the Preferred Stock either (i) at our option on any dividend payment date on or after May 15, 2027 or (ii) due to the occurrence of a Regulatory Capital Treatment Event, you may not be able to reinvest the redemption price you receive in a similar security.

If we are deferring payments on our outstanding junior subordinated debt securities or if we are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to the Preferred Stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities or at any time when we have deferred interest thereunder.

If we are not paying full dividends on any outstanding parity stock we will not be able to pay full dividends on, and will be prohibited from redeeming, the Preferred Stock, unless pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock.

When dividends are not paid in full upon the shares of the Preferred Stock and any parity stock, all dividends declared upon shares of the Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Stock.

Additionally, the terms of our parity stock prohibit us from purchasing, redeeming or otherwise acquiring for consideration any parity stock, including the Preferred Stock, otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock (except by conversion into or exchange for junior stock), if during any dividend period while the parity stock is outstanding the full dividends for the preceding dividend period on all outstanding shares of such parity stock have not been declared and paid or declared and a sum sufficient for the payment thereof has been set aside. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to redeem only the Preferred Stock.

Risks Related to the Dividend Rate on the Preferred Stock

The dividend rate will reset on the first reset date and each subsequent reset date and any dividend payable after the first reset date may be less than the initial fixed rate.

The dividend rate on the Preferred Stock for each reset period will equal the five-year U.S. Treasury rate as of the most recent reset dividend determination date plus 3.000% per annum. Therefore, the dividend rate on or after the first reset date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year U.S. Treasury rates.

Historical U.S. Treasury rates are not an indication of future U.S. Treasury rates.

In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time on or after the first reset date and you should not take the historical U.S. Treasury rates as an indication of future U.S. Treasury rates.

The dividend rate on the Preferred Stock will be calculated using an alternative method or a replacement rate selected by us or our designee if the five-year U.S. Treasury rate cannot be determined based on the most recently published H.15 on any reset dividend determination date, which could adversely affect the return on, value of and market for the depositary shares.

If the five-year U.S. Treasury rate cannot be determined based on the most recently published H.15, an alternative method or a replacement rate will be used to determine the dividend rate, as described under “Description of the Preferred Stock—Dividends” below. If a replacement rate is used, we or our designee (which may be an affiliate of ours), after consulting with us, may also adopt and make changes to various terms of the Preferred Stock related to the determination of the dividend rate and any other relevant methodology or definition used to determine the dividend rate as described under “Description of the Preferred Stock—Dividends” below.

Our interests (or the interests of our designee) in making the determinations summarized above and described under “Description of the Preferred Stock —Dividends” below may be adverse to your interests as a holder of the depositary shares. The use of an alternative method or a replacement rate and any decisions made by us (or our designee) in connection with implementing a replacement rate could result in adverse consequences to the dividend payment on the Preferred Stock, which could adversely affect the return on, value of and market for the depositary shares. Further, there is no assurance that the characteristics of any replacement rate will be similar to the five-year U.S. Treasury rate or that any replacement rate will produce the economic equivalent of the five-year U.S. Treasury rate. If we or our designee (which may be an affiliate of ours), after consulting with us, determines that there is no such replacement rate, then the reference rate for the applicable reset dividend determination date will be deemed to be the same rate determined for the prior reset dividend determination date or, in the case of the first reset dividend determination date, 3.000%. Such rate could remain in effect for so long as the Preferred Stock remains outstanding.

Any of the foregoing could adversely affect the return on, value of and market for the depositary shares.

Risks Related to Limited Voting Rights of the Preferred Stock

Holders of the Preferred Stock and the depositary shares will have limited voting rights.

Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Preferred Stock will have limited voting rights in the event of non-payments of dividends under certain circumstances and with respect to certain fundamental changes in the terms of the Preferred Stock, certain other matters or as otherwise required by law, as described under “Description of Preferred Stock—Voting Rights” below. Holders of depositary shares would instruct the depositary how to vote the shares of Preferred Stock in such circumstances based on the proportional rights in the Preferred Stock represented by each such holder’s depositary shares.

Tax Risks Related to the Preferred Stock

Holders of Preferred Stock may be unable to use the dividends received deduction.

Distributions paid to corporate U.S. holders of the depositary shares out of dividends on the Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock to qualify, in whole or in part, as dividends for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” below. If any distributions on the Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Preferred Stock may decline.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $989,750,000 based on the public offering price of $1,000 per depositary share, after deducting the underwriting discount and expenses. We expect to use the net proceeds from the sale of our depositary shares for general corporate purposes, which may include the partial or full redemption of outstanding shares of the Series P Preferred Stock, advances to our subsidiaries to finance their activities, repayment of outstanding indebtedness, and repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries, including PNC common stock and other series of PNC preferred stock. Pending our use of the net proceeds from this offering as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. This prospectus supplement does not constitute a notice of redemption with respect to the Series P Preferred Stock or an obligation to issue a notice of redemption. Any such notice, if given, will only be given in accordance with the provisions of the Series P Preferred Stock.

Description of Preferred Stock

The following is a description of the Preferred Stock we are offering pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of preferred stock set forth in the accompanying prospectus under “Description of Preferred Stock.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by the Statement with Respect to Shares relating to the Preferred Stock that we will file with the SEC in a Current Report on Form 8-K, and where this description is inconsistent with the description of the Preferred Stock in the Statement with Respect to Shares, the Statement with Respect to Shares will control.

General

The Preferred Stock is a single series of our authorized preferred stock. We are offering 1,000,000 depositary shares, representing 10,000 shares of the Preferred Stock in the aggregate, by this prospectus supplement and the accompanying prospectus. Shares of the Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Stock through the depositary, as described in “Description of Depositary Shares” below.

With respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, shares of the Preferred Stock will rank senior to our common stock, equally with our Series B Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series R Preferred Stock, Series S Preferred Stock and Series T Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior stock that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock). See “—Other Preferred Stock” below. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of PNC. The Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of PNC to redeem or repurchase the Preferred Stock.

We reserve the right to re-open this series and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the shares of Preferred Stock offered by this prospectus supplement.

Dividends

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock, any other series of our preferred stock or our common stock for any future dividend period.

Holders of Preferred Stock will be entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends for each quarterly dividend period based on the liquidation preference of the Preferred Stock of $100,000 per share ($1,000 per depositary share) at the following dividend rates, as applicable:

(i)	from the original issue date to, but excluding, May 15, 2027 (the “first reset date”) at a fixed rate per annum of 6.000% (equivalent to $60 per depositary share per annum);

(ii)

from and including the first reset date, during each reset period, at a rate per annum equal to the five-year U.S. Treasury rate as of the most recent reset dividend determination date plus a spread of 3.000%.

A “dividend period” is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preferred Stock.

For any reset period beginning on or after the first reset date, the “five-year U.S. Treasury rate” will be determined by the calculation agent as the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturity, for five-year maturities, for the five business days preceding the applicable reset dividend determination date appearing (or, if fewer than five business days so appear, for such number of business days appearing) in the most recently published H.15 as of 5:00 p.m. (Eastern Time) on the applicable reset dividend determination date.

Notwithstanding the foregoing, if we or our designee (which may be an affiliate of ours), after consulting with us, determines on the relevant reset dividend determination date that the then-current reference rate (which as of the original issue date of the Preferred Stock is the five-year U.S. Treasury rate) cannot be determined in the manner then applicable for such reference rate (a “rate substitution event”), we or such designee, after consulting with us, may determine whether there is an industry-accepted successor rate to the then-current reference rate (such industry-accepted successor rate, the “replacement rate”). If we or such designee, after consulting with us, determines there is such a replacement rate, then the replacement rate will replace the then-current reference rate for all purposes relating to the Preferred Stock (including the dividend rate) on such reset dividend determination date and thereafter. In addition, if a replacement rate is selected, we or our designee (which may be an affiliate of ours), after consulting with us, may then adopt and make changes to (i) the reset date, the reset period, the reset dividend determination date, the day count convention, the business day convention, the definition of business day and the rounding conventions to be used and (ii) any other relevant methodology or definition for calculating such replacement rate, including any spread or adjustment factor needed to make such replacement rate comparable to the then-current reference rate (which as of the original issue date of the Preferred Stock is the five-year U.S. Treasury rate), in each case in a manner that is substantially consistent with industry-accepted practices for the use of such replacement rate (the “adjustments”). If we or our designee (which may be an affiliate of ours), after consulting with us, determines that there is no such replacement rate, then the reference rate for the applicable reset dividend determination date will be deemed to be the same rate determined for the prior reset dividend determination date or, in the case of the first reset dividend determination date, 3.000%.

As used herein, “H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Board or any successor, and “ reference rate” means, initially, the five-year U.S. Treasury rate; provided that if a rate substitution event has occurred with respect to the five-year U.S. Treasury rate or the then-current reference rate, then “reference rate” means the applicable replacement rate.

A “reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date. If any reset date falls on a date that is not a business day, such reset date will not be adjusted.

A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each successive period from, and including, each reset date to, but excluding, the next following reset date.

A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the first day of such reset period.

In the event that we issue additional shares of Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date if such shares are issued prior to the first dividend payment date and otherwise will accrue from the date on which such shares are issued (if it is a dividend payment date) or the dividend payment date next preceding the date they are issued.

If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Preferred Stock quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2022, each such date referred to as a dividend payment date. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid. A “business day” means any day except a Saturday, a Sunday or a legal holiday in the City of New York or the City of Pittsburgh on which banking institutions are authorized or obligated by law, regulation or executive order to close.

Dividends will be payable to holders of record of Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 calendar days before the applicable payment date, as shall be fixed by our board of directors or a duly authorized committee of our board. The corresponding record dates for the depositary shares will be the same as the record dates for the Preferred Stock.

Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.

The applicable dividend rate for each reset period from and including the first reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the reset period. Any calculation or determination by the calculation agent with respect to the dividend rate will be made in the calculation agent’s sole discretion and will be conclusive and binding absent manifest error.

Any determination, decision or selection that may be made by us or our designee (which may be an affiliate of ours), after consulting with us, pursuant to the provisions of the Preferred Stock set forth in this prospectus supplement (including provisions relating to a rate substitution event, such as any determination with respect to tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in our or such designee’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, shall become effective without consent from the holders of the Preferred Stock or the depositary shares or any other party.

Notwithstanding any other provision hereof, dividends on the Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause PNC to fail to comply with the laws and regulations applicable thereto, including applicable regulatory capital rules.

During a dividend period, so long as any share of Preferred Stock remains outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of the Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

(2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

(3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, except by conversion into or exchange for junior stock.

When dividends are not paid in full upon the shares of the Preferred Stock and any parity stock, all dividends declared upon shares of the Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of PNC hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of PNC.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of PNC that ranks on a parity with the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC. Parity stock includes Series B Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series R Preferred Stock, Series S Preferred Stock and Series T Preferred Stock.

As used in this prospectus supplement, “senior stock” means any other class or series of stock of PNC ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PNC.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

Optional Redemption. The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after the first reset date (May 15, 2027), at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Redemption Following a Regulatory Capital Treatment Event. We may redeem shares of the Preferred Stock at any time within 90 days following a Regulatory Capital Treatment Event, in whole but not in part, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends and an amount equal to the partial dividend that would have accrued from the prior scheduled dividend payment date to the redemption date. A “Regulatory Capital Treatment Event” means the good faith determination by PNC that as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that PNC will not be entitled to treat the full liquidation value of the shares of Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any appropriate successor federal banking regulator or agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding.

Regulatory Approval. Redemption of the Preferred Stock is subject to compliance with applicable regulatory capital rules, including any applicable approvals.

Redemption Procedures. If shares of the Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed not less than 5 calendar days nor more than 30 calendar days prior to the date fixed for redemption thereof; provided that if the depositary shares representing the Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”), we may give such notice in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;

•	the redemption price;

•	the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on the shares of Preferred Stock to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus (i) in the case of any optional redemption, any declared and unpaid dividends, without accumulation of any undeclared dividends, or (ii) in the case of a Regulatory Capital Treatment Event, any declared and unpaid dividends and an amount equal to the partial dividend that would have accrued from the prior scheduled dividend payment date to the redemption date. See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Preferred Stock.

In case of any redemption of only a portion of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we may determine to be equitable. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock shall be redeemed from time to time.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of shares of the Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, after satisfaction of liabilities of creditors and depositors and subject to the rights of holders of any securities ranking senior to the Preferred Stock, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock. Holders of shares of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution. In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd Frank Act.

In any such distribution, if the assets of PNC are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of shares of the Preferred Stock and all holders of parity stock, the amounts paid to the holders of shares of the Preferred Stock and any parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of shares of the Preferred Stock and any parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of PNC according to their respective rights and preferences.

For purposes of this section, neither the merger or consolidation of PNC with any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, nor the sale, lease or exchange of all or substantially all of the assets of PNC for cash, securities or other property, shall constitute a liquidation, dissolution or winding up of PNC.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

Except as provided below, the holders of the Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment. If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Preferred Stock or any other series of preferred stock for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors of PNC shall be increased by two at our first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of the Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of preferred stock that have similar voting rights, to elect such two additional members of the board of directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors of PNC shall be reduced by two, and such voting right of the holders of shares of preferred stock shall cease, subject to an increase in the number of directors as described above and revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above.

If the holders of the Preferred Stock become entitled to vote for the election of directors, the Preferred Stock may be considered a class of voting securities under regulations adopted by the Federal Reserve and its interpretations thereunder. As a result, certain holders of the Preferred Stock may become subject to regulations under the Bank Holding Company Act. For further discussion of the regulations of the Federal Reserve, see “Description of Preferred Stock—Terms of Preferred Stock—Voting” of the accompanying prospectus.

Other Voting Rights. So long as any shares of the Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock, voting separately as a class, shall be required to:

•

authorize, increase the authorized amount of or issue shares of any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•	amend the provisions of PNC’s Amended and Restated Articles of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Preferred Stock, taken as a whole;

•

provided, however, that any increase in the amount of the authorized or issued Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of PNC will not be deemed to adversely affect the powers, preferences, privileges or rights of the Preferred Stock; or

•

consolidate with or merge into any other entity unless the shares of Preferred Stock outstanding at the time of such consolidation or merger remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving entity, are converted into or exchanged for preference securities having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Preferred Stock to effect such redemption.

Voting Rights Under Pennsylvania Law. The Pennsylvania Business Corporation Law attaches mandatory voting rights to the Preferred Stock in connection with certain amendments to our Amended and Restated Articles of Incorporation, under which the affirmative vote of a majority of the votes cast by the holders of the Preferred Stock would be required if the amendment would:

•	authorize the board of directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class;

•	make any changes in the preferences, limitations or special rights (other than preemptive rights or the rights to vote cumulatively) of the shares of a class or series adverse to the class or series;

•	authorize a new class or series of shares having a preference as to dividends or assets which is senior to the shares of a class or series;

•	increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series; or

•	make the outstanding shares of a class or series redeemable by a method that is not pro rata or by lot or otherwise equitable.

Holders of outstanding shares of Preferred Stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in our Amended and Restated Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of articles amendments discussed above.

Preemptive and Conversion Rights

The holders of the Preferred Stock do not have any preemptive or conversion rights.

Other Preferred Stock

Our authorized capital stock includes 20,000,000 shares of preferred stock, par value $1.00 per share, as reflected in our Amended and Restated Articles of Incorporation. Our board of directors is authorized without further shareholder action to cause the issuance of additional shares of preferred stock in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board of directors may determine at the time of issuance.

As of the date of this prospectus supplement we have five outstanding series of preferred stock, with the following amounts outstanding as of March 31, 2022:

•	567 shares of $1.80 Cumulative Convertible Preferred Stock, Series B, with a per share liquidation preference of $40;

•	10,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, with a per share liquidation preference of $100,000;

•	15,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, with a per share liquidation preference of $100,000;

•	5,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series R, with a per share liquidation preference of $100,000.

•	5,250 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series S, with a per share liquidation preference of $100,000.

•	15,000 shares of 3.400% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series T, with a per share liquidation preference of $100,000.

As of the date of this prospectus supplement the following previously authorized and issued preferred stock has been redeemed and is no longer outstanding:

•	$1.80 Cumulative Convertible Preferred Stock, Series A

•	$1.60 Cumulative Convertible Preferred Stock, Series C

•	$1.80 Cumulative Convertible Preferred Stock, Series D

•	$2.60 Cumulative Nonvoting Preferred Stock, Series E

•	Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F

•	Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K

•	9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L

•	Non-Cumulative Perpetual Preferred Stock, Series M

•	Non-Cumulative Perpetual Preferred Stock, Series Q

Please see the accompanying prospectus for additional information regarding these series of preferred stock. As discussed above, all of the above outstanding series of preferred stock are parity stock ranking equally with the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC.

Calculation Agent

The calculation agent is PNC Bank, National Association. We may, in our sole discretion, remove the calculation agent in accordance with the agreement between PNC and the calculation agent; provided that we will appoint a successor calculation agent who accepts such appointment prior to the effectiveness of the removal. The successor calculation agent may be an affiliate of ours, or we may act as calculation agent.

Depositary, Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the depositary, transfer agent and registrar for the Preferred Stock.

Description of Depositary Shares

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/100th interest in a share of the Preferred Stock and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company N.A., acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry Issuance” section of this prospectus supplement.

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Incorporation of Certain Documents by Reference” section of this prospectus supplement.

If we re-open the series and issue additional shares of Preferred Stock, we would deposit them with the depositary and the depositary would issue additional depositary shares representing such Preferred Stock. The additional depositary shares would form a single series with the depositary shares offered hereby.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/100th of the dividend declared and payable on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If PNC makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Preferred Stock, until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/100th of the redemption price per share payable with respect to the Preferred Stock (or $1,000 per depositary share), plus (i) in the case of an optional redemption, any declared and unpaid dividends, without accumulation of any undeclared dividends, or (ii) in the case of a Regulatory Capital Treatment Event, any declared and unpaid dividends and an amount equal to the partial dividend that would have accrued from the prior scheduled dividend payment date to the redemption date.

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. The depositary will mail notice of redemption to record holders of the depositary shares not less than 5 calendar days and not more than 30 calendar days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/100th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/100th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Depositary, Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the depositary, transfer agent and registrar for the depositary shares.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Issuance” below. The Preferred Stock will be issued in registered form to the depositary.

Book-Entry Issuance

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of CEDE & Co., as a nominee for The Depository Trust Company, New York, New York (“DTC”), or such other name as may be requested by an authorized representative of DTC, and deposit the global depositary receipts with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Clearstream and Euroclear. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names, as applicable, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such U.S. depositaries’ names on the books of DTC.

As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all depositary shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances referred to above, owners of beneficial interests in global depositary receipts:

•	will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts; and

•

will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

As long as the depositary shares are represented by the global depositary receipts, we will pay dividends on the Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor PNC Bank or our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with depositary receipts.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at http://www.dtcc.com.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Settlement

As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Notices

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares representing a 1/100th ownership interest in a share of our Preferred Stock. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” and who purchase the depositary shares in the initial offering at the initial offering price. This discussion does not cover all aspects of U.S. federal income taxation and does not deal with all tax consequences that may be relevant to the purchase, ownership or disposition of the depositary shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, persons that are “controlled foreign corporations” or “passive foreign investment companies,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, non-resident alien individuals present in the United States for 183 days or more during the taxable year, and U.S. holders (as defined below) whose functional currency is not the U.S. dollar or who are otherwise subject to special treatment under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Tax consequences may vary depending upon the particular status of an investor.

The following summary is based upon the provisions of the Code, Treasury regulations and judicial or administrative authority, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any tax considerations other than U.S. federal income tax considerations (such as gift or estate tax considerations or the Medicare tax on net investment income considerations) or any state, local or non-U.S. tax considerations. You should consult your own tax advisor about the tax consequences of the purchase, ownership and disposition of the depository shares in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.

Holders of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult his, her or its tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL THE U.S. FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. PROSPECTIVE HOLDERS OF THE DEPOSITARY SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions. Distributions with respect to the depositary shares will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in the depositary shares, determined separately for each share (and you will reduce your tax basis accordingly), and thereafter as capital gain from the sale or exchange of such depositary shares. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future tax years for the distributions on the depositary shares to qualify as dividends for U.S. federal income tax purposes.

If you are a corporation, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate U.S. holder, dividends paid to you will qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. U.S. holders should consult their own tax advisors regarding the availability of the reduced qualified dividend tax rate in light of their particular circumstances.

Dividends that exceed certain thresholds in relation to a corporate U.S. holder’s tax basis in the depositary shares could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held the depositary shares for two years or less before the dividend announcement date receives an extraordinary dividend, the holder will generally be required to reduce its tax basis in the depositary shares with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in the depositary shares, the excess is treated as capital gain for the taxable year in which the extraordinary dividend is received.

Dispositions. A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the depositary shares equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares so disposed. The capital gain or loss will be long-term capital gain or loss if your holding period for the shares exceeds one year at the time of disposition. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

A redemption of the depositary shares will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a “complete termination” of your preferred stock interest and any other equity interest in the Company (within the meaning of section 302(b)(3) of the Code), (ii) is a “substantially disproportionate” redemption of stock with respect to you (within the meaning of section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” with respect to you (within the meaning of section 302(b)(1) of the Code).

In determining whether any of these tests has been met, you must take into account not only the depositary shares and other equity interests in us that you actually own but also other equity interests in us that you constructively own within the meaning of section 318 of the Code.

If we redeem your depositary shares in a redemption that meets one of the tests described above, you generally would recognize capital gain or loss equal to the amount of cash and fair market value of property received by you less your adjusted tax basis in the depositary shares redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the depositary shares for more than one year.

If a redemption does not meet any of the tests described above, the redemption will be treated as a distribution subject to the rules described above under “U.S. Holders—Distributions.” If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis in the redeemed and remaining depositary shares.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to a particular holder of depositary shares will depend on the facts and circumstances as of the time the determination is made, you should consult your own tax advisor regarding the tax treatment of a redemption.

Non-U.S. Holders

This section summarizes certain U.S. federal income tax consequences of the ownership and disposition of the depositary shares by a Non-U.S. holder. You are a Non-U.S. holder if you are a beneficial owner of depositary shares that is neither a U.S. holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.

Distributions. Except as described below, if you are a Non-U.S. holder of the depositary shares, dividends (including any redemption treated as a dividend for U.S. federal income tax purposes as discussed above under “U.S. Holders—Dispositions”) paid to you that are not effectively connected with your conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the applicable withholding agent will generally be required to withhold at a 30% rate (rather than at the lower treaty rate) on dividend payments to you, unless you have furnished to such withholding agent:

•

a valid IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a U.S. person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, an applicable withholding agent generally is not required to withhold tax from the dividends unless an applicable income tax treaty provides otherwise. To be exempt from U.S. federal withholding tax with respect to any “effectively connected dividends,” you must have furnished to the withholding agent a valid Internal Revenue Service Form W-8ECI or other applicable Internal Revenue Service Form W-8 (or an acceptable substitute form) upon which you certify that:

•	you are not a U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

Unless an applicable tax treaty provides otherwise, “effectively connected” dividends are taxed to Non-U.S. holders on a net income basis at rates applicable to United States citizens, resident aliens and domestic United States corporations (as applicable) in generally the same manner as if the Non-U.S. holder were a U.S. holder. If you are a corporate Non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Dispositions. Subject to the discussion below under “Information Reporting and Backup Withholding” and “FATCA Withholding,” if you are a Non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition (other than a redemption that is treated as a distribution as discussed below) of depositary shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base that you maintain in the United States;

•	you are an individual that is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the relevant class of Preferred Stock underlying the depositary shares and you are not eligible for any treaty exemption.

If you are a Non-U.S. holder described in the first bullet point above you will be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates in generally the same manner as if the Non-U.S. holder were a U.S. holder. If you are a corporate Non-U.S. holder, you may also, under certain circumstances, be subject to an additional “branch profits tax” on your effectively connected earnings and profits (subject to adjustments) at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

As discussed above in “U.S. Holders—Dispositions,” certain redemptions may be treated as dividends for U.S. federal income tax purposes. See “Non-U.S. Holders—Distributions” above for a discussion of the tax treatment of such redemptions. If an applicable withholding agent is unable to determine whether the redemption should be treated as a sale and not a distribution in your particular circumstances, such withholding agent may withhold tax at a 30% rate on the full amount you receive (in which case, if you are in fact eligible for disposition treatment, you may be eligible to obtain a refund of any excess tax withheld).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of the depositary shares payable to a holder that is not an exempt recipient (such as a U.S. holder that is a corporation). Certain holders may be subject to backup withholding with respect to the payment of dividends on the depositary shares and to certain payments of proceeds on the sale or other disposition of the depositary shares unless the holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against the holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder timely provides the required information to the IRS. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

FATCA Withholding

Sections 1471 through 1474 of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), and the relevant administrative guidance thereunder, impose a withholding tax of 30% on U.S.-source dividends that are received by foreign financial institutions, or FFIs, and certain other

non-U.S. entities unless certain certification, information reporting and other specified requirements are satisfied. These requirements include that (i) the FFI undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under current Treasury regulations, certain FFIs and non-financial foreign entities may be exempt from such withholding even if they do not comply with these requirements. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify such requirements. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the depositary shares on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Prospective investors should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Underwriting (Conflicts of Interest)

We are offering the depositary shares described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of depositary shares listed next to its name below:

Name	Number of Depositary Shares
Citigroup Global Markets Inc.	245,000
BofA Securities, Inc.	245,000
J.P. Morgan Securities LLC	245,000
PNC Capital Markets LLC	245,000
Samuel A. Ramirez & Company, Inc.	10,000
Siebert Williams Shank & Co., LLC	10,000

Total	1,000,000

The underwriters have advised us that they are committed to purchase all the depositary shares offered by us if they purchase any depositary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

Depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $6.00 per depositary share. Any such securities dealers may resell any depositary shares purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed $2.50 per depositary share. If all the depositary shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the underwriting discount to be paid to the underwriters.

Per Depositary Share	$10
Total	$10,000,000

We estimate that our total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $250,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The depositary shares are a new issue of securities, and there is currently no established trading market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell your depositary shares will be favorable.

Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required.

The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters will be permitted to engage in certain transactions that stabilize the price of the depositary shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the depositary shares. If the underwriters create a short position in the depositary shares in connection with the offering, i.e., if they sell more depositary shares than are set forth on the cover page of the prospectus supplement, the underwriters may reduce that short position by purchasing the depositary shares in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Certain of the underwriters and their affiliates have in the past provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers long or short positions in our debt or equity securities or loans, and may continue to do so in the future.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Our subsidiary, PNC Capital Markets LLC, is a member of FINRA and is participating in the distribution of the depositary shares. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member’s firm participation in the distribution of securities of an affiliate. In accordance with Rule 5121, PNC Capital Markets LLC may not make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including PNC Capital Markets LLC and other affiliates, may use this prospectus supplement and the attached prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Notices to Prospective Investors in Non-U.S. Jurisdictions

European Economic Area

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129 (EU) (as amended or superseded, the “Prospectus Regulation”); and an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities.

This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In the UK, this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the depositary shares offered hereby is for distribution only to, and is only directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the ‘‘Financial Promotion Order’’), or (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as ‘‘relevant persons’’). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the depositary shares. The depositary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the depositary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the depositary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Canada

The depositary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The depositary shares offered by this prospectus supplement have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Japan

The depositary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). Accordingly, none of the depositary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares offered by this prospectus supplement may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, and securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

1.	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

2.	where no consideration is or will be given for the transfer;

3.	where the transfer is by operation of law;

4.	as specified in Section 276(7) of the SFA; or

5.	as specified in Regulation 32 of the Securities and Futures Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Legal Matters

The validity of the shares of preferred stock we are offering will be passed upon for us by Alicia G. Powell, Esq., Deputy General Counsel and Corporate Secretary of PNC. Ms. Powell beneficially owns, or has rights to acquire, an aggregate of less than 1% of PNC’s common stock. Additionally, certain tax matters relating to the offering will be passed upon for us by McGuireWoods LLP, special counsel to PNC. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The consolidated financial statements of The PNC Financial Services Group, Inc. and its subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

THE PNC FINANCIAL SERVICES GROUP, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

We may offer and sell the securities listed above from time to time in one or more offerings. We may also issue debt securities, common stock, preferred stock or depositary shares upon the conversion, exchange or exercise of certain of the securities listed above. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. When we sell a particular issue of securities, we will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information in this prospectus. You should read this prospectus and the applicable prospectus supplements carefully before you invest.

In addition, PNC Capital Markets LLC and other affiliates of ours may use this prospectus in market-making transactions in any of these securities after their initial sale. Our affiliates, including PNC Capital Markets LLC, have no obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice in their sole discretion.

Our common stock is listed on the New York Stock Exchange under the symbol “PNC.”

Our principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, PA 15222-2401, and our telephone number is 888-762-2265.

Investing in these securities involves certain risks. For a discussion of certain risks you should consider in connection with an investment in our securities, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the section entitled “Risk Factors” beginning on page 3 of this prospectus.

These securities are unsecured, are not savings accounts, deposits or other obligations of any bank, are not guaranteed by PNC Bank, National Association or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other insurer or government agency or instrumentality.

None of the U.S. Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2021.

ABOUT THIS PROSPECTUS

In this prospectus, “PNC”, “we”, “us” or “our” refers to The PNC Financial Services Group, Inc. excluding its consolidated subsidiaries. References to PNC and its subsidiaries on a consolidated basis are specifically made where applicable.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below in the section entitled “Where You Can Find More Information.”

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We are not responsible for and can provide no assurance as to the accuracy of any other information that any other person may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement, and do not constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus or the applicable prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement is correct as of any date other than the date of the applicable document or such other date provided for such information.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that contains this prospectus, including the exhibits thereto and the information incorporated by reference therein, contains additional information about us and the securities, agreements and other documents described in this prospectus. The registration statement can be read at the SEC’s website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports and other information we file with the SEC are also available at our website at www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites does not constitute part of this prospectus.

The SEC allows us to incorporate by reference the information we file with it into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC, and the information incorporated by reference is considered part of this prospectus. Any information incorporated by reference into this prospectus that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus, as well as any earlier incorporated information.

This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC and any future filings that PNC makes with the SEC under Section 13(a), 13(c), 14, and 15(d) of the Exchange Act (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the later of (i) the termination of the offering of securities to be issued under the registration statement or (ii) the date on which our affiliates cease offering and selling such securities:

Company SEC Filings	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2020

Quarterly Report on Form 10-Q	Quarter ended March 31, 2021

Quarterly Report on Form 10-Q	Quarter ended June 30, 2021

Quarterly Report on Form 10-Q	Quarter ended September 30, 2021

Current Reports on Form 8-K	April 20, 2021 (as amended on June 4, 2021), April 23, 2021, April 30, 2021, June 1, 2021 (as amended on August 5, 2021), August 13, 2021, September 13, 2021, October 12, 2021, October 29, 2021, November 5, 2021 and December 13, 2021

Description of Common Stock on Form 8-A (including any amendment or report filed with the SEC for the purpose of updating this description)	September 24, 1987

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone at the following address or telephone number:

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

Attention: Shareholder Services

Telephone: (800) 982-7652

www.computershare.com/contactus

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), which report is incorporated by reference in this prospectus. You should also review the risk factors that will be set forth in other documents we file with the SEC after the date of this prospectus, including additional risk factors that may be set forth in any applicable prospectus supplement. See the section above entitled “Where You Can Find More Information.”

THE PNC FINANCIAL SERVICES GROUP, INC.

We are one of the largest diversified financial services companies in the U.S., headquartered in Pittsburgh, Pennsylvania. We have businesses engaged in retail banking, including residential mortgage, corporate and institutional banking, and asset management, providing many of our products and services nationally. Our retail branch network is located coast-to-coast. We also have strategic international offices in four countries outside the U.S.

We were incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, we have diversified our geographical presence, business mix and product capabilities through organic growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PNC.”

Our principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2401 and our telephone number is (888) 762-2265.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in or advances to our subsidiaries to finance their activities, repayment of outstanding indebtedness, repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries (including but not limited to PNC common stock and PNC preferred stock), dividends, funding potential future acquisitions and satisfaction of other obligations. We may temporarily invest the net proceeds or use them to reduce our short-term indebtedness until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that may be offered by this prospectus. These debt securities may be either senior debt securities or subordinated debt securities. The terms and provisions of any previously issued series of debt securities (including without limitation any senior debt securities issued prior to April 23, 2021) may differ, in some respects materially, from the general terms and provisions described below. You should review both the prospectus and the applicable prospectus supplement pursuant to which outstanding series of debt securities were issued for a description of the terms and provisions of such debt securities before investing in the debt securities that may be offered by this prospectus.

The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon, as trustee, dated as of September 6, 2012, as supplemented by the First Supplemental Indenture, dated April 23, 2021, and as may be further amended or supplemented, which we refer to as the senior indenture. The subordinated debt securities will be issued under an indenture between us and The Bank of New York Mellon, as trustee, dated as of December 19, 2012, as supplemented by a First Supplemental Indenture, dated April 28, 2014, and as may be further amended or supplemented, which we refer to as the subordinated indenture. Together, the senior indenture and the subordinated indenture are referred to as the indentures.

We have summarized selected provisions of the indentures below. The following summary does not purport to be complete and is qualified in its entirety by reference to the applicable indenture. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part and have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. The particular terms of any debt securities we offer, along with any applicable modifications of or additions to the general terms of the debt securities described in this prospectus and in the indentures, will be described in the applicable prospectus supplement. You should review both the applicable prospectus supplement and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the below summary of the debt securities have the meanings specified in the applicable indenture.

We are a holding company that conducts substantially all of our operations through subsidiaries. Claims of the holders of our debt securities to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will generally have a junior position to claims of creditors of the subsidiary (including, in the case of any bank subsidiary, its depositors), except to the extent that PNC may itself be a creditor with recognized claims against the subsidiary. In addition, as a holding company, we are dependent on dividends or other distributions from our subsidiaries to fund payments related to our debt securities. There are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to us by our bank subsidiaries. For further information concerning restrictions on loans, dividends or advances from bank subsidiaries to the parent company, see the following sections in the 2020 Form 10-K: Supervision and Regulation section in Item 1 Business, Item 1A Risk Factors, the Liquidity and Capital Management portion of the Risk Management section in Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 20 Regulatory Matters in the Notes to Consolidated Financial Statements in Item 8 Financial Statements and Supplementary Data.

General

The debt securities will be direct unsecured obligations of PNC. The indentures do not limit the amount of debt securities that we may issue from time to time in one or more series. We also may, from time to time, incur additional indebtedness that is effectively senior to the senior debt securities and/or the subordinated debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness that may be incurred or other securities that may be issued by us or our subsidiaries, including indebtedness that may rank effectively senior to the senior debt securities and/or the subordinated debt securities.

We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms relating to the offering. The terms may include:

•	the title and type of the debt securities,

•	the aggregate principal amount of the debt securities,

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable,

•	the interest rate on the debt securities or the method by which the interest rate may be determined,

•	the date from which interest will accrue and the record and interest payment dates for the debt securities,

•	any optional redemption provisions that would permit us or the holders of debt securities to redeem the debt securities before their final maturity,

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity,

•	the denominations in which the debt securities shall be issued, if issued in denominations other than $1,000 and any integral multiple thereof,

•	the portion of the principal amount of the debt securities that will be payable upon an acceleration of the maturity of the debt securities,

•	any Events of Default, Covenant Breaches, Defaults or covenants that will apply to the debt securities that differ from those contained in the indentures,

•	provisions for subordination of the debt securities if different than those contained in the subordinated indenture,

•	the currency or currencies in which the debt securities will be denominated, payable, redeemable or repurchaseable,

•

whether the debt securities are convertible and the terms and conditions applicable to conversion, including the conversion price or rate at which shares of our common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period and other conversion terms and provisions,

•	whether the debt securities of such series will be defeasible, and

•	any other terms of such debt securities.

The indentures provide that we will issue debt securities in fully registered form. The principal of, and premium, if any, and interest on, fully registered securities will be payable at the place of payment designated for such securities and stated in the applicable prospectus supplement. We also have the right to make interest payments by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest on, any debt securities in other forms will be payable in the manner and at the place or places as may be designated by us and specified in the applicable prospectus supplement.

You may exchange or transfer debt securities at the corporate trust office of the trustee for such series of debt securities or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We may issue debt securities with “original issue discount.” Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold below their stated principal amount. The applicable prospectus supplement will describe any special federal income tax consequences and other special considerations applicable to any securities issued with original issue discount.

Ranking of Debt Securities

Senior Debt Securities

The senior debt securities will rank equally with all unsecured senior indebtedness of PNC. There is no limitation on PNC creating, incurring or issuing additional senior indebtedness.

Subordinated Debt Securities

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness of PNC and other specified company obligations.

“Senior indebtedness of PNC” means the principal of, and premium, if any, and interest on, (i) all “indebtedness for money borrowed” (as defined below) of PNC whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except for the subordinated debt securities, specified previously issued subordinated indebtedness, trade creditor indebtedness and indebtedness that expressly states that it is subordinated in right of payment to indebtedness for borrowed money of PNC and (ii) any deferrals, renewals or extensions of any such indebtedness.

The term “indebtedness for money borrowed” means:

•

any obligation of PNC, or any obligation of another person guaranteed by PNC, for the repayment of money borrowed or purchased, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any off-balance sheet guarantee obligation,

•	any obligation under a direct credit substitute,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets.

Unless otherwise provided for in the terms of the debt securities of any series, the subordinated debt securities will also be subordinated in right of payment to all “other company obligations” (as defined below) and will be subject to an obligation of PNC to pay any “excess proceeds” (as defined in the subordinated indenture) to creditors in respect of any unpaid “other company obligations.”

The term “other company obligations” means obligations of PNC associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts or any similar arrangements, unless the instrument by which PNC incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC.

Unless otherwise provided for in the terms of the debt securities of any series, upon the liquidation, dissolution, winding up or reorganization of PNC, we must pay to the holders of all senior indebtedness of PNC the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If after we have made those payments on the senior indebtedness (i) there are amounts available for payment on the subordinated debt securities (as defined in the subordinated indenture, “excess proceeds”) and (ii) at such time any creditors in respect of “other company obligations” have not received their full payments, then we will first use such excess proceeds to pay in full all such “other company obligations” before we make any payment in respect of the subordinated debt securities. In addition, we may not make any payment on the subordinated debt securities in the event we have defaulted in the payment of the principal of, or premium, if any, or interest on, any senior indebtedness of PNC, after giving effect to any applicable grace period, or if any event of default with respect to any senior indebtedness of PNC that would give rise to a right of acceleration has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities.

The subordinated debt securities will rank equally with all other unsecured subordinated indebtedness of PNC issued under the subordinated indenture. In the event of insolvency of PNC, it is possible that the definition of indebtedness that is senior to the subordinated indebtedness issued under prior indentures could be construed differently because the definition of senior indebtedness in the current subordinated indenture does not read identically to such definition in prior subordinated indentures. If this were to occur, it is possible certain holders of the subordinated indebtedness issued under prior subordinated indentures may have rights that are senior to the subordinated debt securities issued under the subordinated indenture, and holders of the subordinated debt securities may recover less ratably than holders of subordinated indebtedness issued under these prior indentures.

Because of the subordination provisions and the obligation to pay excess proceeds described above and as described more fully in the applicable prospectus supplement, in the event of insolvency of PNC, holders of the subordinated debt securities may recover less ratably than holders of subordinated indebtedness issued by PNC under prior subordinated indentures, holders of senior indebtedness of PNC, creditors with respect to “other company obligations” and other creditors of PNC.

In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding by PNC, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

Certain Covenants

The indentures contain certain covenants that impose various restrictions on us and, as a result, afford the holders of our debt securities certain protections. The section below provides a description of these covenants, which description does not purport to be complete and is qualified in its entirety by reference to the full text of the covenants contained in the indentures.

Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank

The covenant described below is designed to ensure that, so long as any senior debt securities issued by us are outstanding, we will continue directly or indirectly to own and thus serve as the holding company for our principal subsidiary banks. When we use the term “principal subsidiary banks,” we mean each of:

•	PNC Bank, National Association (“PNC Bank”),

•	any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of PNC and its subsidiaries,

•	any other subsidiary bank designated as a principal subsidiary bank by our board of directors (the “Board”), or

•

any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.

As of the date hereof, our only principal subsidiary banks are PNC Bank and its parent, PNC Bancorp, Inc.

The senior indenture prohibits us, unless consent is obtained from the holders of a majority in principal amount of each series of senior debt securities, from:

•	selling or otherwise disposing of, or permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,

•	permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, or

•	permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank,

if, after giving effect to any one of the transactions described above and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, we would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.

These restrictions do not apply to:

•	transactions required by any law, or any regulation or order of any governmental authority,

•

transactions required as a condition imposed by any law, or any regulation or order of any governmental authority, to the acquisition by us, directly or indirectly, of any other corporation or entity if thereafter,

•	we would own at least 80% of the voting shares of the other corporation or entity,

•	our consolidated banking assets (as defined in the senior indenture) would be at least equal to those prior thereto, and

•	the Board shall have designated the other corporation or entity a principal subsidiary bank,

•	transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by us, and

•	transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.

The indenture does permit the following:

•	the merger of a principal subsidiary bank with and into a principal subsidiary bank or PNC,

•	the consolidation of principal subsidiary banks into a principal subsidiary bank or PNC, or

•	the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or PNC,

so long as, in any such case in which we are not the surviving, resulting or acquiring entity, we would own, directly or indirectly, at least 80% of the voting shares of the principal subsidiary bank surviving such transaction.

This covenant only applies to senior debt securities issued by us and is not contained in the subordinated indenture.

Restriction on Liens

The purpose of the restriction on liens covenant is to preserve, for so long as any senior debt securities issued by us are outstanding, our direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the senior debt securities are equally secured. The senior indenture prohibits us and our subsidiaries from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the senior debt securities are equally and ratably secured. Notwithstanding this prohibition, we may create or permit the following:

•	purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,

•	the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,

•	under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

•	liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation.

This covenant only applies to senior debt securities issued by us and is not contained in the subordinated indenture.

Consolidation or Merger

The covenant described below protects the holders of debt securities upon certain transactions involving us by requiring any successor to PNC to assume the predecessor’s obligations under the indentures. We may consolidate with, merge into, or transfer our properties and assets substantially as an entirety to, any other corporation organized under the laws of any domestic jurisdiction if:

•	the successor corporation assumes all of our obligations under the debt securities and under the applicable indenture,

•

immediately after the transaction, in the case of the senior indenture, no Event of Default or Covenant Breach, and no event which, after notice or lapse of time, would become an Event of Default or Covenant Breach, exists or, in the case of the subordinated indenture, no Event of Default or Default, and no event which, after notice or lapse of time, would become an Event of Default or Default, exists, and

•	certain other conditions are met.

This covenant is contained in both the senior indenture and the subordinated indenture. However, the indentures do not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction. In addition, under the senior indenture, the foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power. As a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the senior debt securities and we would remain the sole obligor on such senior debt securities.

Modification and Waiver

We and the trustee may modify each indenture with the consent of the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected by the modification; provided, however, that each affected holder must consent to any modification or amendment that:

•	changes the stated maturity of any payment of principal or interest,

•	reduces the principal amount of, or the premium, if any, or the interest on, such debt security,

•	reduces the portion of the principal amount of an original issue discount debt security payable upon acceleration of the maturity of that debt security under applicable provisions of the indenture,

•	changes the place or places where, or the currency in which, any debt security, or any premium, if any, or interest thereon, is payable,

•	impairs the right of the holder to institute suit for the enforcement of any payment on or with respect to any debt security,

•	adversely affects the right of the holder to convert any debt security, or

•

reduces the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with conditions and defaults under the indenture.

We and the trustee may modify and amend each indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another corporation to PNC,

•	to provide for the acceptance of appointment of a successor trustee,

•	to add to the covenants of PNC for the benefit of the holders of the debt securities,

•

to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, if such action does not adversely affect the holders of outstanding debt securities in any material respect,

•	to secure the debt securities in accordance with applicable provisions of the indenture,

•	to establish conversion rights of holders,

•	to establish the form or terms of the debt securities as permitted by applicable provisions of the indenture,

•	to change or eliminate provisions of the indenture that apply only to a new series of debt securities,

•	to add Events of Default or Defaults or Covenant Breaches,

•

to eliminate or modify Events of Default or Defaults or Covenant Breaches in connection with establishing a series of debt securities, and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith, or

•	to add, change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act.

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance with certain covenants, including in the case of outstanding senior debt securities those described under the captions above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” and “Restriction on Liens.” Covenants concerning the payment of principal, premium, if any, and interest on the debt securities, compliance with the terms of the indenture, maintenance of an office or agency, and certain monies held in trust may only be waived pursuant to a supplemental indenture executed with the consent of each affected holder of debt securities as described above.

Events of Default, Covenant Breaches, Defaults and Waivers of Default

The senior indenture defines an “Event of Default” with respect to any series of senior debt securities as being any one of the following events, unless such event is specifically deleted or modified in connection with the establishment of the senior debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series for 30 days after the payment is due,

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of PNC, and

•	any other Event of Default provided with respect to such senior debt securities.

The senior indenture defines a “Covenant Breach” with respect to any series of senior debt securities as being any one of the following events:

•	failure to deposit any sinking fund payment with respect to such series when due, or

•

failure to perform any other covenant or agreement (other than nonpayment of principal, premium, if any, or interest, or such other failure to perform that would constitute an Event of Default under the senior indenture) with respect to such series as set forth in the indenture for 90 days after we have received written notice of the failure to perform in the manner specified with respect to such series in the senior indenture.

With respect to the senior debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Covenant Breach. Accordingly, payment of principal of any series of senior debt securities may be accelerated only in the case of the failure to pay the principal of, or the premium, if any, or the interest on, such series for 30 days after the payment is due, the occurrence of certain events relating to bankruptcy, insolvency or reorganization of PNC or any other Event of Default specified for such series and with respect to which a right of acceleration of payment has been specifically provided as indicated in the applicable prospectus supplement relating to such series.

The subordinated indenture defines an Event of Default with respect to any series of subordinated debt securities as certain events involving the bankruptcy or reorganization of PNC or any principal subsidiary bank, or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of securities for such series. The subordinated indenture defines a “Default” with respect to any series of subordinated debt securities as:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to deposit any sinking fund payment with respect to such series when due,

•

failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture, or

•	any other Default provided with respect to such subordinated debt securities.

With respect to the subordinated debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Default. Accordingly, payment of principal of any series of subordinated debt securities may be accelerated only in the case of the bankruptcy or reorganization of PNC or any principal subsidiary bank or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued.

Remedies for an Event of Default, Covenant Breach or Default

If an Event of Default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration.

If an Event of Default, Covenant Breach or Default with respect to any series of debt securities occurs and is continuing, the trustee may in its discretion proceed to protect and enforce the rights vested in it by the indenture by such appropriate judicial proceeding as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy. For the avoidance of doubt, the remedies available to the trustee and the holders of a series of debt securities include a right of acceleration only in the case of an Event of Default with respect to such series of debt securities.

Other than its duties in the case of an Event of Default, Covenant Breach or Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of debt securities unless such holders offer the trustee security or indemnity satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to debt securities of such series.

The holder of any debt security of any series may institute any proceeding with respect to the applicable indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default, Covenant Breach or Default with respect to debt securities of that series,

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute such proceeding and offered indemnity satisfactory to the trustee,

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series, and

•	the trustee has not started such proceeding within 60 days after receiving the request.

The holder of any debt security will have an absolute right to receive payment of the principal of, and premium, if any, and interest on, such debt security when due, to convert such debt security, if applicable, and to institute suit to enforce any such payment.

Waiver of Default

Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may waive any past default, except a payment default or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. Upon this waiver the default will cease to exist and any Event of Default, Covenant Breach or Default arising therefrom will be deemed cured.

Collection of Indebtedness and Suits for Enforcement by Trustee

Each indenture provides that if default is made on payment of interest and continues for a 30-day period or if default is made on payment of principal of any debt security of any series (and in the case of the senior indenture, such default continues for a 30-day period), we will, upon demand of the trustee, pay to it, for the benefit of the holder of any such debt security, the whole amount then due and payable on such debt security for principal, premium, if any, and interest. Each indenture further provides that if we fail to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection.

Information about Defaults

Each indenture requires us to furnish annually to the trustee certificates as to the absence of any default under the applicable indenture. The subordinated indenture provides that the trustee may withhold notice to the holders of debt securities of any default (except in payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines that the withholding of the notice is in the interest of those holders. For purposes of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default, Covenant Breach or Default in respect of the relevant series of debt securities.

Convertibility

The debt securities may be designated as convertible into our common stock at the option of the holder in accordance with the terms of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of the convertible debt securities,

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions,

•	any circumstances in which the conversion price or rate will be adjusted,

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities,

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange, and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the convertible debt securities.

Defeasance

We may choose to defease the debt securities in one of two ways as described below. If we have the ability to do so, we will state that in the applicable prospectus supplement.

Full Defeasance

We may terminate or “defease” our obligations under the indenture of any series of debt securities, provided that certain conditions are met, including:

•

we must irrevocably deposit in trust for the benefit of all holders, a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates,

•

there must be a change in current federal tax law or an Internal Revenue Service (“IRS”) ruling that allows us to make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and instead repaid the security, and

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the NYSE they will not be delisted.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Your right to convert any convertible debt security remains after defeasance.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for the benefit of the holders of the debt securities a combination of U.S. dollars and U.S. government obligations specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates, and

•

deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and instead repaid the debt security ourselves.

Governing Law

Each indenture provides that the debt securities issued pursuant thereto will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except that the rights, immunities, duties and liabilities of the trustee will be governed by New York law.

Regarding the Trustee

In the ordinary course of business, we may maintain lines of credit with one or more trustees for a series of debt securities, and the principal subsidiary banks and other subsidiary banks may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

Trustee’s Duty to Resign under Certain Circumstances

We may issue both senior and subordinated debt securities pursuant to the indentures described in this section. The trustee currently serves as trustee under both the indenture governing senior debt securities and the indenture governing subordinated debt securities.

Because the subordinated debt securities will rank junior in right of payment to the senior debt securities, the occurrence of a default under the indenture with respect to the subordinated debt securities or any senior debt securities could create a conflicting interest under the Trust Indenture Act with respect to any trustee who serves as trustee for both senior and subordinated debt securities.

Furthermore, upon the occurrence of a default under the indenture with respect to any series of debt securities the trustee of which maintains banking relationships with us, such trustee would have a conflicting interest under the Trust Indenture Act as a result of such business relationships. If a default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the appropriate debt securities.

DESCRIPTION OF COMMON STOCK

General

As of the date of this prospectus, we are authorized to issue 800,000,000 shares of our common stock, par value $5.00 per share.

The following summary is not complete. You should refer to the applicable provisions of the following for a complete statement of the terms and rights of the common stock:

•

Our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), which you can find as Exhibit 3.1.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, including the statements with respect to shares pursuant to which certain outstanding series of preferred stock were issued,

•	an amendment to the Articles of Incorporation, which you can find as Exhibit 3.1.6 to our Current Report on Form 8-K filed November 20, 2015,

•

the statement with respect to shares governing our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed July 27, 2011,

•

the statement with respect to shares governing our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed April 24, 2012,

•

the statement with respect to shares governing our 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed September 21, 2012,

•	the statement with respect to shares governing our Non-Cumulative Perpetual Preferred Stock, Series R, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed May 7, 2013,

•

the statement with respect to shares governing our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series S, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed November 1, 2016,

•

the statement with respect to shares governing our 3.400% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series T, which you can find as Exhibit 3.1 to our Current Report on Form 8-K filed September 13, 2021, and

•	the Pennsylvania Business Corporation Law (the “PBCL”).

Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. Holders of common stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of our stock, and are not subject to liability for further calls or assessments. The common stock does not have any sinking fund, conversion or redemption provisions.

In the event of dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.

The Board may, except as otherwise required by applicable law or the rules of the NYSE, cause the issuance of authorized shares of common stock without shareholder approval to such persons and for such consideration as the Board may determine in connection with acquisitions by us or for other corporate purposes.

Computershare Trust Company, N.A., Canton, MA, is the transfer agent and registrar for our common stock. The shares of common stock are listed on the NYSE under the symbol “PNC.” The outstanding shares of common stock are, and the shares offered by this prospectus and the applicable prospectus supplement will be, validly issued, fully paid and nonassessable, and the holders of the common stock are not and will not be subject to any liability as shareholders.

Dividends and Other Payments

Holders of our common stock are only entitled to receive such dividends as the Board or a duly authorized committee thereof may declare out of funds legally available for such payments. The payment of future dividends is subject to the discretion of the Board, which will consider, among other factors, economic and market conditions, our financial condition and operating results, and other factors, including contractual restrictions and applicable government regulations and policies (such as those relating to the ability of bank and non-bank subsidiaries to pay dividends to the parent company and regulatory capital limitations).

The amount of our dividends is also currently subject to the results of the supervisory assessment of capital adequacy and capital planning processes undertaken by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and our primary bank regulators as part of the Federal Reserve’s Comprehensive Capital Analysis and Review process. The Federal Reserve has the power to prohibit us from paying dividends without its approval.

We are incorporated in Pennsylvania and governed by the PBCL. Under the PBCL, we cannot pay dividends if, after giving effect to the dividend payments, we would be unable to pay our debts as they become due in the usual course of our business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends.

Subject to certain important exceptions, the terms of certain of our outstanding series of preferred stock and capital securities prohibit us from declaring or paying dividends or distributions on or redeeming, purchasing, acquiring or making a liquidation payment with respect to our common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to such preferred stock or capital security, as applicable, have been paid.

In addition, we have outstanding junior subordinated debentures associated with certain capital securities, the terms of which permit us to defer interest payments on the debentures for up to five years. At any time when we have deferred interest payments on these debentures or if we are aware of any event that would be an event of default under the indenture governing those securities, subject to certain important exceptions, we may not declare or pay any dividends or distributions on, redeem, purchase, acquire or a make a liquidation payment with respect to any of our common stock.

Dividends from our subsidiary banks are the primary source of funds for payment of dividends to our shareholders, and there are statutory limits on the amount of dividends that our subsidiary banks can pay to us without regulatory approval. We are a holding company that conducts substantially all of our operations through our banking subsidiaries and other subsidiaries. As a result, our ability to make dividend payments on the common stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various legal and regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us, and those restrictions can vary among the different subsidiaries based on performance, capital and other factors.

For further information concerning dividend restrictions and other factors that could limit our ability to pay dividends, including restrictions on loans, dividends or advances from bank subsidiaries to the parent company, see the following sections of the 2020 Form 10-K: Supervision and Regulation section in Item 1 Business,

Item 1A Risk Factors, the Liquidity and Capital Management portion of the Risk Management section in Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Note 10 Borrowed Funds, Note 12 Equity and Note 20 Regulatory Matters in the Notes To Consolidated Financial Statements in Item 8 Financial Statements and Supplementary Data.

Other Provisions

The Articles of Incorporation and our Amended and Restated By-Laws (the “By-Laws”) contain various provisions that may discourage or delay attempts to gain control of PNC. The By-Laws include provisions:

•	authorizing the Board to fix the size of the Board between five and 36 directors,

•	authorizing directors to fill vacancies on the Board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors,

•	authorizing only the Board, the Chairman of the Board or the Chief Executive Officer to call a special meeting of shareholders,

•	providing advance notice requirements for director nominations and business to be properly brought before a shareholder meeting, and

•	authorizing a majority of the Board to alter, amend, add to or repeal the By-Laws.

The Articles of Incorporation vest the authority to make, amend and repeal the By-Laws in the Board, subject to the power of our shareholders to change any such action.

Provisions of Pennsylvania law also could make it more difficult for a third party to acquire control of PNC or have the effect of discouraging a third party from attempting to control PNC. The PBCL allows Pennsylvania corporations to elect to either be covered or not be covered by certain “anti-takeover” provisions. We have elected in the By-Laws not to be covered by Subchapter G of Chapter 25 of the PBCL, which would otherwise enable existing shareholders of PNC in certain circumstances to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition. We have also opted out of the protection of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable us to recover certain payments made to shareholders who have evidenced an intent to acquire control of PNC. However, the following provisions of the PBCL do apply to us:

•	shareholders are not entitled to call a special meeting (Section 2521),

•	unless the Articles of Incorporation provide otherwise (which as of the date hereof they do not), action by shareholder consent must be unanimous (Section 2524),

•	shareholders are not entitled to propose an amendment to the Articles of Incorporation (Section 2535),

•

certain transactions with interested shareholders (such as mergers or sales of assets between PNC and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538),

•	a five-year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556), and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).

In addition, in certain instances the ability of the Board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

The existence of the above provisions could result in PNC being less attractive to a potential acquirer, or result in our shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

The ability of a third party to acquire PNC is also limited under applicable banking regulations. The Bank Holding Company Act of 1956 (the “Bank Holding Company Act”) requires any “bank holding company” (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. Furthermore, while we do not have a shareholder rights plan currently in effect, under Pennsylvania law the Board can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire PNC on terms not approved by the Board.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock that may be offered by this prospectus, as well as the specific terms of our outstanding series of preferred stock and certain terms of our authorized but unissued series of preferred stock. The applicable prospectus supplement will describe the specific terms of the series of preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Articles of Incorporation and any statements with respect to shares pursuant to which outstanding series of preferred stock were issued. You should read the Articles of Incorporation, which includes the designations relating to each series of preferred stock, for additional information before you buy any preferred stock.

General

Our authorized capital stock includes 20,000,000 shares of preferred stock, par value $1.00 per share, as reflected in the Articles of Incorporation. The Board is authorized without further shareholder action to cause the issuance of additional shares of preferred stock in one or more series, each with the preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as the Board may determine at the time of issuance.

The rights of the holders of our common stock are subject to any rights and preferences of the outstanding series of preferred stock and the preferred stock offered by this prospectus. In addition, the rights of the holders of our common stock and any outstanding series of our preferred stock would be subject to the rights and preferences of any additional shares of preferred stock, or any series thereof, which might be issued in the future.

Terms of Preferred Stock

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, the shares of each series of preferred stock will upon issuance rank on parity in all respects with our currently existing series of preferred stock, described below, and each other series of our preferred stock outstanding at that time. Holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us. Unless otherwise specified in the applicable prospectus supplement, Computershare Trust Company, N.A., Canton, MA, will be the transfer agent and registrar for the preferred stock.

Because we are a holding company, our rights and the rights of holders of our securities, including the holders of preferred stock, to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors and preferred shareholders, except to the extent we may be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

We may elect to offer depositary shares evidenced by depositary receipts. If we so elect, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Description of Depositary Shares” below.

Dividends and Other Payments

The holders of the preferred stock will be entitled to receive dividends, if declared by the Board or a duly authorized committee thereof. The applicable prospectus supplement will specify the dividend rate and the dates on which dividends will be payable. The rate may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by the Board or a duly authorized committee thereof. We may pay dividends in the form of cash or preferred stock (of the same or a different series) or common stock of PNC, in each case as specified in the applicable prospectus supplement.

Any series of preferred stock will, with respect to the priority of payment of dividends, rank senior to all classes of common stock and any class of preferred stock we issue that specifically provides that it will rank junior to such preferred stock in respect to dividends, whether or not the preferred stock is designated as cumulative or noncumulative.

The applicable prospectus supplement will state whether dividends on any series of preferred stock are cumulative or noncumulative. If the Board or a duly authorized committee thereof does not declare a dividend payable on any noncumulative preferred stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not the Board or a duly authorized committee thereof declares a dividend on that series of preferred stock for any future dividend period. Dividends on any cumulative preferred stock will accrue from the date of issuance or the date specified in the applicable prospectus supplement.

The Board will not declare and pay a dividend on our common stock or on any class or series of our stock ranking subordinate as to dividends to a series of preferred stock (other than dividends payable in our common stock or in any class or series of our stock ranking subordinate as to dividends and assets to such series), until we have paid in full dividends for all past dividend periods on all outstanding senior ranking cumulative preferred stock and have declared a current dividend on all preferred stock ranking senior to that series. If we do not pay in full dividends for any dividend period on all shares of preferred stock ranking equally as to dividends, all such shares will participate ratably in the payment of dividends for that period in proportion to the full amounts of dividends to which they are entitled.

Subject to certain important exceptions, the terms of certain of our outstanding series of capital securities prohibit us from declaring or paying dividends or distributions on or redeeming, purchasing, acquiring or making a liquidation payment with respect to our preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to such capital security have been paid.

In addition, we have outstanding junior subordinated debentures associated with certain capital securities, the terms of which permit us to defer interest payments on the debentures for up to five years. At any time when we have deferred interest payments on these debentures or if we are aware of any event that would be an event of default under the indenture governing those securities, subject to certain important exceptions, we may not declare or pay any dividends or distributions on, redeem, purchase, acquire or make a liquidation payment with respect to any of our preferred stock.

Dividends from our subsidiary banks are the primary source of funds for payment of dividends to holders of preferred stock, and there are statutory limits on the amount of dividends that our subsidiary banks can pay to us without regulatory approval. We are a holding company that conducts substantially all of our operations through our banking subsidiaries and other subsidiaries. As a result, our ability to make dividend payments on the preferred stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various legal and regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us, and those restrictions can vary among the different subsidiaries based on performance, capital and other factors.

For further information concerning dividend restrictions and other factors that could limit our ability to pay dividends, including restrictions on loans, dividends or advances from bank subsidiaries to the parent company, see the following sections of the 2020 Form 10-K: Supervision and Regulation section in Item 1 Business, Item 1A Risk Factors, the Liquidity and Capital Management portion of the Risk Management section in Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Note 10 Borrowed Funds, Note 12 Equity and Note 20 Regulatory Matters in the Notes To Consolidated Financial Statements in Item 8 Financial Statements and Supplementary Data.

Voting

Except as provided in this prospectus or in the applicable prospectus supplement, or as required by applicable law, the holders of preferred stock will not be entitled to vote. Except as otherwise required by law or provided by the Board and described in the applicable prospectus supplement, holders of preferred stock having voting rights and holders of common stock vote together as one class. Holders of preferred stock do not have cumulative voting rights. We are not required to obtain any consent of the holders of preferred stock of a given series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank junior or equal to the preferred stock of such series with respect to dividends and liquidation rights.

Right to Elect Two Directors upon Nonpayment. If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of preferred stock of a series for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors on the Board will be increased by two at the first annual meeting of shareholders held thereafter, and at such meeting and each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock of such series entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of outstanding shares of preferred stock of all series will have the right, voting together as a class, to elect such two additional directors to the Board to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected will terminate and the number of directors on the Board will be reduced by two, and such voting rights of the holders of shares of preferred stock will end, subject to an increase in the number of directors on the Board as described above and the revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above.

Under interpretations adopted by the Federal Reserve or its staff, if the holders of preferred stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described above, that series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over PNC) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when the series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire more than 5% of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire 10% or more of that series.

Voting Rights under Pennsylvania Law. The PBCL attaches mandatory voting rights to preferred stock in connection with certain amendments to the Articles of Incorporation, under which the holders of preferred stock of a particular series would be entitled to vote as a class if the amendment would:

•	authorize the Board to fix and determine the relative rights and preferences, as between series, of any preferred or special class,

•	make any change in the preferences, limitations or special rights (other than preemptive rights or the right to vote cumulatively) of the shares of a class or series adverse to the class or series,

•	authorize a new class or series of shares having a preference as to dividends or assets which is senior to the shares of a class or series,

•	increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series, or

•	make the outstanding shares of a class or series redeemable by a method that is not pro rata or by lot or otherwise equitable.

Holders of outstanding shares of preferred stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in the Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of articles amendments discussed above.

Liquidation of PNC

In the event of the voluntary or involuntary liquidation, dissolution or winding up of PNC, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions before any distribution of assets is made to the holders of our common stock or any other class or series of shares ranking junior to that series, in the amount fixed by the Board for that series and described in the applicable prospectus supplement, plus, if dividends on that series are cumulative, accrued and unpaid dividends.

Subject to certain important exceptions, the terms of certain of our outstanding capital securities prohibit us from making a liquidation payment with respect to our preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that capital security have been paid.

In addition, we have outstanding junior subordinated debentures associated with certain capital securities, the terms of which permit us to defer interest payments on the debentures for up to five years. At any time when we have deferred interest payments on these debentures or if we are aware of any event that would be an event of default under the indenture governing those securities, subject to certain important exceptions, we may not make a liquidation payment with respect to any of our preferred stock.

Redemption by PNC

We may redeem the whole or any part of the preferred stock at the times and at the amount for each share set forth in the applicable prospectus supplement.

We may acquire preferred stock from time to time at the price or prices that we determine. If cumulative dividends, if any, payable for all past quarterly dividends have not been paid, or declared and set apart for payment, in full, we may not acquire preferred stock except in accordance with an offer made in writing or by publication to all holders of record of shares of preferred stock.

Subject to certain important exceptions, the terms of certain of our outstanding capital securities prohibit us from redeeming our preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that capital security have been paid.

In addition, we have outstanding junior subordinated debentures associated with certain capital securities, the terms of which permit us to defer interest payments on the debentures for up to five years. At any time when we have deferred interest payments on these debentures or if we are aware of any event that would be an event of default under the indenture governing those securities, subject to certain important exceptions, we may not redeem any of our preferred stock.

Redemption of preferred stock is generally subject to compliance with applicable regulatory capital rules, including any applicable approvals.

Conversion

The applicable prospectus supplement may set forth the rights, if any, of a holder of preferred stock to convert such preferred stock into our common stock or any other class of our capital securities.

Outstanding Preferred Stock

We have six outstanding series of preferred stock, with the following amounts outstanding as of December 1, 2021:

•	567 shares of $1.80 Cumulative Convertible Preferred Stock, Series B, with a per share liquidation preference of $40 (“Series B Preferred Stock”) (38,542 authorized),

•	10,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, with a per share liquidation preference of $100,000 (“Series O Preferred Stock”) (10,000 authorized),

•	15,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, with a per share liquidation preference of $100,000 (“Series P Preferred Stock”) (15,750 authorized),

•	5,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series R, with a per share liquidation preference of $100,000 (“Series R Preferred Stock”) (5,000 authorized),

•	5,250 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series S, with a per share liquidation preference of $100,000 (“Series S Preferred Stock”) (5,250 authorized), and

•	15,000 shares of 3.400% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series T, with a per share liquidation preference of $100,000 (“Series T Preferred Stock”) (15,000 authorized).

As of the date of this prospectus, the following authorized and issued preferred stock has been redeemed and is no longer outstanding:

•

98,583 shares of $1.80 Cumulative Convertible Preferred Stock, Series A, with a per share liquidation preference of $40.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

1,433,935 shares of $1.60 Cumulative Convertible Preferred Stock, Series C, with a per share liquidation preference of $20.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

1,766,140 shares of $1.80 Cumulative Convertible Preferred Stock, Series D, with a per share liquidation preference of $20.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

338,100 shares of $2.60 Cumulative Nonvoting Preferred Stock, Series E, with a per share liquidation preference of $27.75 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F, with a per share liquidation preference of $50.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

50,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, with a per share liquidation preference of $10,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

1,500 shares of 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L, with a per share liquidation preference of $100,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

5,001 shares of Non-Cumulative Perpetual Preferred Stock, Series M, with a per share liquidation preference of $100,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock), and

•

4,800 shares of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q, with a per share liquidation preference of $100,000 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock).

Additionally, the Series N Preferred Stock issued under the TARP Capital Purchase Program has been redeemed, the Series G Junior Participating Preferred Stock authorized in connection with our expired rights plan was never issued, we have redeemed all of the PNC Preferred Funding Trust II and Trust III securities that had been exchangeable into Series I and Series J Preferred Stock, respectively, and we have redeemed the Series A Preferred Stock of PNC REIT Corp. that had been exchangeable into Series H Preferred Stock.

Computershare Trust Company, N.A., Canton, MA, is transfer agent and registrar for all outstanding series of preferred stock.

Summary of Key Terms of Outstanding Preferred Stock

The following is a summary of certain terms of our outstanding preferred stock. To the extent not included in the table, we have also described certain aspects of our outstanding preferred stock below.

Preferred Series	Annual Dividend Rate	Cumulative Dividend	Conversion Rate	Voting Right (Based on Conversion Rate)	Liquidation Value per Share	Redeemable
B	$1.80	Yes	1 preferred: 8 common	Yes	$40	No
O	(1)	No	None	(1)	$100,000	(1)
P	(1)	No	None	(1)	$100,000	(1)
R	(1)	No	None	(1)	$100,000	(1)
S	(1)	No	None	(1)	$100,000	(1)
T	(1)	No	None	(1)	$100,000	(1)

(1)	See discussion of particular terms for this series of preferred stock below.

Series B Preferred Stock

Holders of outstanding Series B Preferred Stock are entitled to cumulative dividends at the annual rate set forth in the table under “Summary of Key Terms of Outstanding Preferred Stock” above, which are payable quarterly when and as declared by the Board.

Holders of outstanding Series B Preferred Stock are entitled to a number of votes equal to the number of full shares of common stock into which their preferred stock is convertible. Unless we receive the consent of the holders of at least two-thirds of the outstanding shares of preferred stock of all series, we will not:

•	create or increase the authorized number of shares of any class of stock ranking senior to the preferred stock as to dividends or assets, or

•

change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights of the preferred stock in any material respect adverse to the holders of the preferred stock.

Holders of outstanding Series B Preferred Stock currently are entitled to the conversion privileges set forth in the table under “Summary of Key Terms of Outstanding Preferred Stock” above. Series B Preferred Stock is convertible into our common stock (unless called for redemption and not converted within the time allowed therefor) at any time at the option of the holder. No adjustment will be made for dividends on preferred stock converted or on common stock issuable upon conversion. The conversion rate of Series B Preferred Stock will be adjusted in certain events, including payment of stock dividends on, or splits or combinations of, the common stock or issuance to holders of common stock of rights to purchase common stock at a price per share less than 90% of current market price as defined in the Articles of Incorporation. Appropriate adjustments in the conversion provisions also will be made in the event of certain reclassifications, consolidations or mergers or the sale of substantially all of the assets of PNC.

Series B Preferred Stock is currently traded in the over-the-counter market.

Series O, Series P, Series R, Series S and Series T Preferred Stock

Dividends

Dividends on shares of the Series O, Series P, Series R, Series S and Series T Preferred Stock are not mandatory. Holders of such series of preferred stock are entitled to receive, when, as, and if declared by the Board or a duly authorized committee thereof, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference of such series of preferred stock at a rate equal to:

•

In the case of the Series O Preferred Stock, three-month LIBOR plus a spread of 3.678% per annum for each quarterly dividend period from August 1, 2021 through the redemption date of the Series O Preferred Stock, if any, payable in arrears on February 1, May 1, August 1 and November 1 of each year.

•

In the case of the Series P Preferred Stock, 6.125% per annum for each quarterly dividend period from the issue date of the depositary shares to, but excluding, May 1, 2022, and three-month LIBOR plus a spread of 4.0675% per annum for each quarterly dividend period from May 1, 2022 through the redemption date of the Series P Preferred Stock, if any, payable in arrears on February 1, May 1, August 1 and November 1 of each year.

•

In the case of the Series R Preferred Stock, 4.850% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, June 1, 2023, payable in arrears on June 1 and December 1 of each year, and three-month LIBOR plus a spread of 3.04% per annum for each quarterly dividend period from June 1, 2023 through the redemption date of the Series R Preferred Stock, if any, payable in arrears on March 1, June 1, September 1 and December 1 of each year.

•

In the case of the Series S Preferred Stock, 5.000% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, November 1, 2026, payable in arrears on May 1 and November 1 of each year, and three-month LIBOR plus a spread of 3.30% per annum for each quarterly dividend period from November 1, 2026 through the redemption date of the Series S Preferred Stock, if any, payable in arrears on February 1, May 1, August 1 and November 1 of each year.

•

In the case of the Series T Preferred Stock, 3.400% per annum for each quarterly dividend period from the issue date of the depositary shares to, but excluding, September 15, 2026, and the five-year U.S. Treasury rate plus a spread of 2.595% per annum for each quarterly dividend period from September 15, 2026 through the redemption date of the Series S Preferred Stock, if any, payable in arrears on March 15, June 15, September 15 and December 15 of each year.

In the event we issue additional shares of any such series of preferred stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares, or in the case of the Series T Preferred Stock, if such additional shares are issued after the first dividend payment date for the Series T Preferred Stock, dividends on such additional shares will accrue from the date on which such shares are issued (if it is a dividend payment date) or the dividend payment date next preceding the date they are issued.

A dividend period for any such series of preferred stock is the period from and including a dividend payment date to, but excluding, the next dividend payment date. Dividends payable on any such series of preferred stock for the period in which the interest rate is fixed, and in the case of the Series T Preferred Stock, also for the period in which the interest rate is based on the five-year U.S. Treasury rate, are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on any such series of preferred stock for any period in which the interest rate is based on three-month LIBOR will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on any such series of preferred stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares called for redemption.

Dividends on shares of Series O, Series P, Series R, Series S and Series T Preferred Stock are not cumulative. Accordingly, if the Board or a duly authorized committee thereof does not declare a dividend payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on such series of preferred stock are declared for any future dividend period.

During a dividend period with respect to each of the Series O, Series P, Series R, Series S and Series T Preferred Stock, so long as any share of such series remains outstanding, unless in each case of clause (i) through (iii) below the full dividends for the preceding dividend period on all outstanding shares of Series O, Series P, Series R, Series S or Series T Preferred Stock, as applicable, have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside, (i) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than (a) a dividend payable solely in such junior stock or (b) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (ii) no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us (other than (a) as a result of a reclassification of such junior stock for or into other junior stock, (b) the exchange or conversion of one share of such junior stock for or into another share of junior stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (d) purchases, redemptions or other acquisitions of shares of such junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of such junior stock pursuant to a contractually binding requirement to buy such junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (f) the purchase of fractional interests in shares of such junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us, and (iii) no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the applicable series of preferred stock and such parity stock, except by conversion into or exchange for junior stock.

As used in this description, (i) “junior stock” means our common stock and any other class or series of our stock hereafter authorized over which the Series O, Series P, Series R, Series S or Series T Preferred Stock, as applicable, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of PNC and (ii) “parity stock” means any other class or series of our stock that ranks on parity with the Series O, Series P, Series R, Series S or Series T Preferred Stock, as applicable, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC. The following series of preferred stock are considered parity stock: Series B, Series O, Series P, Series R, Series S and Series T Preferred Stock.

When dividends are not paid in full upon the shares of Series O, Series P, Series R, Series S or Series T Preferred Stock, as applicable, and any parity stock, all dividends declared upon shares of such series of preferred stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for such series of preferred stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period.

Dividends on the Series R, Series S and Series T Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with the laws and regulations applicable to us, including applicable regulatory capital rules.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee thereof, may be declared and paid on our common stock and any other stock ranking equally with or junior to any of the Series O, Series P, Series R, Series S or Series T Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series O, Series P, Series R, Series S and Series T Preferred Stock shall not be entitled to participate in any such dividend.

Voting Rights

Except as described above under “Terms of Preferred Stock—Voting,” or otherwise in this prospectus or in the applicable prospectus supplement, or as required by applicable law, holders of the Series O, Series P, Series R, Series S and Series T Preferred Stock have no voting rights.

So long as any shares of the Series O, Series P, Series R, Series S or Series T Preferred Stock, as applicable, remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the series, voting separately as a class, shall be required to:

•

authorize, increase the authorized amount of or issue shares of any class or series of stock ranking senior to such series of preferred stock with respect to dividends or the distribution of assets upon liquidation, dissolutions or winding up of PNC,

•

issue any obligation or security convertible into or evidencing the right to purchase any class or series of stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PNC,

•	amend the provisions of the Articles of Incorporation so as to adversely affect the powers, preferences, privileges or rights of such series of preferred stock, taken as a whole,

•

provided, however, that any increase in the amount of the authorized or issued shares of such series of preferred stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to such series of preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of PNC will not be deemed to adversely affect the powers, preferences, privileges or rights of such series of preferred stock, or

•

consolidate with or merge into any other entity unless (i) the shares of such series of preferred stock outstanding at the time of such consolidation or merger are converted into or exchanged for preference securities having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of such series of preferred stock, taken as a whole, or (ii) in the case of the Series T Preferred Stock only, such shares remain outstanding.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series O, Series P, Series R, Series S or Series T Preferred Stock, as applicable, shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of such series of preferred stock to effect such redemption.

Redemption

The Series O, Series P, Series R, Series S and Series T Preferred Stock are not subject to any mandatory redemption, sinking fund or other similar provisions, and the holders of such series of preferred stock have no right to require the redemption or repurchase of such series of preferred stock (or any depositary shares representing such series of preferred stock).

The Series O Preferred Stock is redeemable at our option, in whole or part, on any date on or after August 1, 2021, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series P Preferred Stock is redeemable at our option, in whole or in part, on any date on or after May 1, 2022, at a redemption price equal to $100,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series R Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after June 1, 2023, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series S Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after November 1, 2026, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series T Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after September 15, 2026, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

We may redeem shares of the Series O, Series P, Series R, Series S or Series T Preferred Stock at any time within 90 days following the occurrence of a regulatory capital treatment event (as defined below), in whole but not part, at a redemption price equal to $100,000 per share of preferred stock (equivalent to $1,000 per depositary share in the case of the Series O, Series R, Series S and Series T Preferred Stock and $25.00 per depositary share in the case of the Series P Preferred Stock), plus any declared and unpaid dividends, and in the case of the Series O, Series P, Series R and Series S Preferred Stock any accrued and unpaid dividends on the shares of preferred stock called for redemption up to the redemption date, or in the case of the Series T Preferred Stock, an amount equal to the partial dividend that would have accrued from the prior scheduled dividend payment date to the redemption date. A “regulatory capital treatment event” means the good faith determination by us that as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the applicable series of preferred stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the applicable series of preferred stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the applicable series of preferred stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of the applicable series of preferred stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the regulatory capital rules of the Federal Reserve (or, as and if applicable, the regulatory capital regulations of any appropriate successor federal banking agency), as then in effect and applicable, for as long as any share of the applicable series of preferred stock is outstanding.

Redemption of the Series O, Series P, Series R, Series S or Series T Preferred Stock, as applicable, is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of such series of preferred stock.

Listing

The Series O, Series R, Series S and Series T Preferred Stock are currently traded in the over-the-counter market. The Series P Preferred Stock is listed on the NYSE under the symbol “PNCPRP.”

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional interests in the preferred stock, rather than whole shares of preferred stock. If we do so, we will provide for the issuance by a depositary to the public of receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the applicable prospectus supplement.

The shares of any series of preferred stock represented by the depositary shares will be deposited pursuant to a deposit agreement between us and a depositary selected by us. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. If you purchase the fractional interests in the preferred stock represented by the depositary shares, you will receive depositary receipts as described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares held by the holders.

If we make a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless the depositary determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all of the outstanding depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot as may be determined by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of preferred stock.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of such depositary shares will cease, except the right to receive any money or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares representing shares of such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the preferred stock represented by such depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing such preferred stock, it will not vote the amount of the preferred stock represented by such depositary shares.

Conversion of Preferred Stock

If a series of preferred stock represented by the depositary shares is convertible into shares of our common stock or any other class of our capital securities, we will accept the delivery of depositary receipts to convert such preferred stock using the same procedures as those for delivery of certificates for such preferred stock. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares that are not converted.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Except as may be otherwise provided in the applicable deposit agreement, we or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up of PNC.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, all withdrawals of shares of preferred stock by holders of depositary shares, and any redemption or exchange of the preferred stock at our option. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time by delivering to the depositary notice of such removal. Any such resignation or removal will take effect only upon the appointment of a successor depositary and such successor depositary’s acceptance of its appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to appear in, prosecute or defend any action, suit or other legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of preferred stock or depositary shares or other persons believed by us in good faith to be competent, and on any written notice, request, direction or document believed by us to be genuine and to have been signed or presented by the proper party or parties. The depositary may also rely on information provided by us.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, common stock, preferred stock or depositary shares, or

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above.

The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts,

•	whether the purchase contracts are to be prepaid or not,

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock,

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts,

•	the terms of any purchase contracts,

•	United States federal income tax considerations relevant to the purchase contracts, and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately,

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units,

•	the terms of the unit agreement governing the units,

•	United States federal income tax considerations relevant to the units, and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants,

•	the offering price for the debt warrants, if any,

•	the aggregate number of the debt warrants,

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants,

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities,

•	if applicable, the date after which the debt warrants and any securities issued with the debt warrants will be separately transferable,

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price,

•	the dates on which the right to exercise the debt warrants begins and expires,

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time,

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form,

•	information with respect to any book-entry procedures,

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the debt warrants,

•	any redemption or call provisions applicable to the debt warrants, and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

•	the title of the stock warrants,

•	the offering price of the stock warrants,

•	the aggregate number of the stock warrants,

•	the designation and terms of the common stock, preferred stock or depositary shares that are purchasable upon exercise of the stock warrants,

•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of such stock warrants issued with each such security,

•	if applicable, the date after which the stock warrants and any securities issued with the stock warrants will be separately transferable,

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a stock warrant and the purchase price,

•	the dates on which the right to exercise the stock warrants begins and expires,

•	if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time,

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the stock warrants,

•	any redemption or call provisions applicable to the stock warrants, and

•	any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

GLOBAL SECURITIES

Unless we specify otherwise in the applicable prospectus supplement, we will issue securities in registered and not bearer form. This means that our obligation runs to the holder of the security named on the face of the security. Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.

We refer to those persons who have securities registered in their own names, on the books that we, the trustee or an agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global or book-entry form or in street name will be indirect owners.

Street Name Owners

If we issue certificated securities in definitive form registered in the names of the beneficial owners, investors may choose to hold their securities in their own names or in street name. Securities held in street name would be registered in the name of a broker, bank or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers or other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, depositary for depositary shares and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder, despite being obligated by law or under agreements with the depository participants or customers to pass it along to the indirect owners, fails to do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities, the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligations to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest, as the case may be.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable prospectus supplement, we will issue each security in global or book-entry form. This means that we will not issue certificated securities in definitive form to investors. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depositary on behalf of other financial institutions that participate in that depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depositary, we will recognize only the depositary as the holder of the securities. This means that we will make all payments on the securities to the depositary. The depositary passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant in the depositary’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depositary will not have knowledge of the actual beneficial owners of the securities.

Book-Entry System

The securities depositary will be The Depository Trust Company, New York, NY, known as DTC, unless otherwise identified in the applicable prospectus supplement. If DTC is the depositary for an issuance of securities, the issuance will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of such issue and an additional certificate will be issued with respect to any remaining amount of such issue.

If so stated in the applicable prospectus supplement, investors may elect to hold their interest in the global securities through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear in turn will hold interests in such global securities as participants on the books of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing

Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at http://www.dtc.com.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, referred to herein as the “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions and periodic statements of their holdings, in each case from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities unless the use of the book-entry system for the securities is discontinued.

The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which participants may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

To the extent any issuance of securities is redeemable, we will send redemption notices to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for an issuance of securities will indicate whether such issue is redeemable.

A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detailed information from us or our agent, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC, PNC or any agent thereof, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of PNC or its agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct or indirect participants. None of PNC, any trustee or agent, or the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained, security certificates in definitive form will be printed and delivered to DTC. In addition, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, security certificates in definitive form are required to be printed and delivered to DTC.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear solely as a matter of convenience. The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy. The depositaries may change or discontinue the foregoing procedures at any time.

PLAN OF DISTRIBUTION

These securities may be distributed under this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the applicable prospectus supplement.

We may offer and sell the debt securities, common stock, preferred stock, depositary shares, purchase contracts, units and warrants being offered by this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through any combination of such methods of sale.

In addition, we may issue securities as a dividend or distribution, in a subscription rights offering to our existing holders or in exchange for outstanding securities. Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the net proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, the public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

Distribution through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we will execute an underwriting agreement with such underwriters at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by us. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, as amended (the “Securities Act”) for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

At-the-Market Offerings

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.

Selling Security Holders

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including commissions that we or the selling security holder must pay.

General

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing after their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, including our affiliates, acting as principals for their own accounts, for the account of holders of the securities or as our agent. Any such firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Such firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (i) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (ii) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than our common stock will be a new issue of securities with no established trading market prior to its original issue date. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue doing so at any time without notice. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

In connection with an underwritten offering, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Market-Making Transactions by Affiliates

Following the initial distribution of an offering of securities, our affiliates, including PNC Capital Markets LLC and other affiliates, may use this prospectus and any applicable prospectus supplement in connection with offers and sales of the securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Conflicts of Interest

PNC Capital Markets LLC, a member of the Financial Industry Regulatory Authority (“FINRA”), is an affiliate of PNC. The distribution arrangements for any offering in which PNC Capital Markets LLC participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with FINRA Rule 5121, PNC Capital Markets LLC may not make sales in such offering to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The underwriters and agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business. In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. These underwriters, dealers or agents and/or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these parties would hedge such exposure to us by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered by this prospectus. Any such short positions could adversely affect future trading prices of the securities offered by this prospectus. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL OPINIONS

Unless we specify otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Alicia G. Powell, Deputy General Counsel and Corporate Secretary of PNC. Ms. Powell beneficially owns, or has rights to acquire, an aggregate of less than 1% of PNC’s common stock. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of PNC and its subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of BBVA USA Bancshares, Inc. and its subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, which report is included in PNC’s Form 8-K dated April 20, 2021 (as amended on June 4, 2021), which is incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for the recognition and measurement of credit losses.

The consolidated financial statements of BlackRock, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, incorporated in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The PNC Financial Services Group, Inc.

1,000,000 Depositary Shares Each Representing a 1/100th Interest in a Share of

6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series U

Prospectus Supplement

Joint Book-Running Managers

Citigroup	BofA Securities	J.P. Morgan	PNC Capital Markets LLC

Co-Managers

Ramirez & Co., Inc.	Siebert Williams Shank

April 21, 2022